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As filed with the Securities and Exchange Commission on August 27, 2013

Registration No. 333-189620

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The Hertz Corporation
(Exact name of registrant as specified in its charter)
 (See table of additional registrants below.)

Delaware (State or other jurisdiction of incorporation or organization)	7510 (Primary Standard Industrial Classification Code Number)	13-1938568 (I.R.S. Employer Identification Number)

225 Brae Boulevard
Park Ridge, New Jersey 07656-0713
(201) 307-2000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

J. Jeffrey Zimmerman, Esq.
Executive Vice President, General Counsel and Secretary
The Hertz Corporation
225 Brae Boulevard
Park Ridge, New Jersey 07656-0713
(201) 307-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Thomas A. Monson, Esq.
Jeffrey R. Shuman, Esq.
Jenner & Block LLP
353 N. Clark Street
Chicago, IL 60654-3456

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this Registration Statement becomes effective.

           If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated file, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

           If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

           Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

           Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)

4.250% Senior Notes due 2018	$250,000,000	100%	$250,000,000	$34,100

Guarantees of 4.250% Senior Notes due 2018(3)	$250,000,000	—	—	None(4)

Total			$250,000,000	$34,100

(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933.

(2)
Previously paid.

(3)
See the following page for a table of guarantor registrants.

(4)
Pursuant to Rule 457(n) under the Securities Act of 1933, no separate filing fee is required for the guarantees.

           The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 TABLE OF GUARANTOR REGISTRANTS

Exact Name of Additional Registrant as Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Thrifty Insurance Agency, Inc.	Arkansas	7510	73-1564276
Cinelease Holdings, Inc.	Delaware	7510	20-8709690
Dollar Thrifty Automotive Group, Inc.	Delaware	7510	73-1356520
HCM Marketing Corporation	Delaware	7510	22-3129937
Hertz Car Sales LLC	Delaware	7510	80-0033698
Hertz Claim Management Corporation	Delaware	7510	13-3005373
Hertz Entertainment Services Corporation	Delaware	7510	20-3782137
Hertz Equipment Rental Corporation	Delaware	7510	13-6174127
Hertz Global Services Corporation	Delaware	7510	22-3741182
Hertz Local Edition Corp.	Delaware	7510	13-3053797
Hertz Local Edition Transporting, Inc.	Delaware	7510	22-3376683
Hertz System, Inc.	Delaware	7510	36-2025222
Hertz Technologies, Inc.	Delaware	7510	22-3108869
Hertz Transporting, Inc.	Delaware	7510	13-3215204
Smartz Vehicle Rental Corporation	Delaware	7510	None
Donlen Corporation	Illinois	7510	36-2552662
Cinelease, LLC	Louisiana	7510	95-3167269
Cinelease, Inc.	Nevada	7510	95-3167269
Dollar Rent A Car, Inc.	Oklahoma	7510	05-0542273
DTG Operations, Inc.	Oklahoma	7510	73-1389882
DTG Supply, Inc.	Oklahoma	7510	73-1325498
Thrifty Car Sales, Inc.	Oklahoma	7510	73-1554875
Thrifty, Inc.	Oklahoma	7510	73-1554876
Thrifty Rent-A-Car System, Inc.	Oklahoma	7510	73-0574010
TRAC Asia Pacific, Inc.	Oklahoma	7510	73-1354213

*
The address for each of the guarantor registrants is: c/o The Hertz Corporation, 225 Brae Boulevard, Park Ridge, New Jersey 07656-0713, telephone: (201) 307-2000. The name and address, including zip code, of the agent for service for each guarantor registrant is: J. Jeffrey Zimmerman, Esq., Executive Vice President, General Counsel and Secretary of The Hertz Corporation, 225 Brae Boulevard, Park Ridge, New Jersey 07656-0713, telephone: (201) 307-2000.

 EXPLANATORY NOTE

        This Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-189620) filed on June 26, 2013 (the "Registration Statement") is being filed solely to include the exhibits indicated in Item 21(a). No changes are being made to the Prospectus contained in Part I of the Registration Statement. Accordingly, Part I is omitted from this filing. Except with respect to Item 21(a), no other changes are being made to Part II of the Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Hertz Corporation, Hertz Claim Management Corporation, HCM Marketing Corporation, Hertz Equipment Rental Corporation, Hertz Local Edition Corp., Hertz Local Edition Transporting, Inc., Hertz Global Services Corporation, Hertz System, Inc., Hertz Technologies, Inc., Hertz Transporting, Inc., Smartz Vehicle Rental Corporation, Hertz Entertainment Services Corporation, Cinelease Holdings, Inc. and Dollar Thrifty Automotive Group, Inc. ("Dollar Thrifty") are incorporated under the laws of the state of Delaware.

        Hertz Car Sales LLC is organized under the laws of the state of Delaware.

        Thrifty Insurance Agency, Inc. is incorporated under the laws of the state of Arkansas.

        Donlen Corporation is incorporated under the laws of the state of Illinois.

        Cinelease, LLC is organized under the laws of the state of Louisiana.

        Cinelease, Inc. is incorporated under the laws of the state of Nevada.

        DTG Operations, Inc., Dollar Rent A Car, Inc., Thrifty, Inc., DTG Supply, Inc., Thrifty Car Sales, Inc., Thrifty Rent-A-Car System, Inc. and TRAC Asia Pacific, Inc. are incorporated under the laws of the state of Oklahoma.

Delaware Entities

        Section 145 of the Delaware General Corporation Law, or "DGCL," provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Any such indemnified person's rights to indemnification may not be eliminated after the occurrence of the act or omission giving rise to a claim in respect of which indemnification is sought, unless the relevant indemnification provision expressly permits such elimination.

        Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (1) for any breach of the director's duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or (4) for any transaction from which the director derived an improper personal benefit.

        Section 108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person of the limited liability company from and against any and all claims and demands whatsoever.

        The certificate of incorporation of Hertz provides for the indemnification of directors and officers and their legal representatives who were or are made party to, are threatened to be made party to or are involved in any action, suit or proceeding by reason of the fact that he (or a person of whom he is the legal representative) is or was a director or officer of Hertz or is or was serving at the request of Hertz as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving as a director or officer, to the fullest extent permitted by the DGCL against all expenses, liability and losses (including penalties, fines, judgments, attorney's fees, amounts paid or to be paid in settlement and excise taxes or penalties imposed on fiduciaries with respect to employee benefit plans, charitable organizations or similar matters) reasonably incurred or suffered by such person in connection therewith. With respect to proceedings initiated by such persons, Hertz shall only indemnify such person to the extent such proceeding was authorized by the Board of Directors. The certificates of incorporation further provide that such rights to indemnification are not exclusive of any rights which any person may have or acquire under any statute, provision of the certification of incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

        In addition, as permitted by the DGCL, the certificate of incorporation of Hertz as well as of each of HCM Marketing Corporation, Hertz Local Edition Transporting, Inc., Hertz Technologies, Inc., Hertz Entertainment Services Corporation, Cinelease Holdings, Inc. and Dollar Thrifty provides that their respective directors shall have no personal liability to the respective corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director's duty of loyalty to the respective corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which a director derived an improper personal benefit.

        The certificate of incorporation of Hertz Equipment Rental Corporation provides that its directors and officers and any person serving at its request as director or officer of another corporation in which it is a creditor shall be indemnified against all expenses actually and necessarily incurred or paid by him in connection with the defense of any action, suit or proceeding to which he is a party by reason of his being or having been such director or officer. In cases where such action, suit or proceeding proceeds to final adjudication, such indemnification shall not extend to matters as to which it is adjudged that such director or officer is liable for negligence or misconduct in the performance of his duties as such.

        The certificates of incorporation of each of Hertz Claim Management Corporation, Hertz Global Services Corporation, Hertz Local Edition Corp., Hertz System, Inc., Hertz Transporting, Inc., Smartz Vehicle Rental Corporation and Cinelease Holdings, Inc. do not contain specific provisions for the indemnification of their respective directors and officers. The certificate of formation of Hertz Car Sales LLC does not contain specific provisions for the indemnification of its member or officers.

        In addition to the indemnification rights provided under the certificate of incorporation of Hertz, the by-laws of Hertz include rights of indemnification for directors and officers of Hertz who served on or after December 22, 2005, including a prohibition on Hertz from requiring security in connection with any undertaking from a director or officer to repay any advanced expenses if it is ultimately determined that he or she was not entitled to indemnification, a requirement to make indemnification payments promptly and in any event within 30 days of written requests and an obligation of Hertz to maintain insurance for directors and officers if available on commercially reasonable terms, consistent with then prevailing market rates.

        The by-laws of each of Hertz Claim Management Corporation, HCM Marketing Corporation, Hertz Local Edition Corp., Hertz Local Edition Transporting, Inc., Hertz Global Services Corporation, Hertz Technologies, Inc., Hertz Transporting, Inc. and Smartz Vehicle Rental Corporation provide for the indemnification of their respective current and former directors and current or former officers to the fullest extent permitted by the DGCL.

        The by-laws of each of Hertz Equipment Rental Corporation and Hertz System, Inc. provide for the indemnification of their respective current and former directors and officers, as well as such persons' executors, administrators or other legal representatives, against reasonable costs and expenses (including judgments, fines, penalties, amounts paid in settlement and attorneys' fees) incurred in connection with any civil or criminal action, suit or other proceeding to which such director or officer (or his executors, administrators or other legal representatives) may be made a party by reason of such director or officer being or having been a director or officer of Hertz Equipment Rental Corporation or Hertz System, Inc., as the case may be, or of any other corporation or organization which such director or officer served in any such capacity at the request of Hertz Equipment Rental Corporation or Hertz System, Inc., as the case may be, unless it is finally adjudged in such action, suit or proceeding that such director or officer has been liable for negligence or willful misconduct in the performance of such director or officer's duties as director or officer. If such action, suit or proceeding is concluded by judgment, settled or otherwise terminated against such director or officer without a final determination as to whether such director or officer has been so liable, such director or officer shall not be indemnified unless it is determined by a majority of the Board of Directors who are not parties to such proceeding (or by any one or more disinterested persons to whom the question is referred by the Board of Directors) that such officer or director has not in any substantial way been liable.

        The limited liability company agreement of Hertz Car Sales LLC states that neither the member nor any officer shall be liable to the company or any other person or entity who has an interest in the company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the member or such officer in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on the member or such officer, except that the member or such officer shall be liable for any such loss, damage or claim incurred by reason of the member's or such officer's willful misconduct. To the full extent permitted by applicable law, the member or such officer shall be entitled to indemnification from Hertz Car Sales LLC for any loss, damage or claim incurred by the member or such officer by reason of any act or omission performed or omitted by the member or such officer in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on the member or such officer, except that neither the member nor any officer shall be entitled to be indemnified in respect of any loss, damage or claim incurred by the member or such officer by reason of willful misconduct with respect to such acts or omissions; provided, however, that any indemnity shall be provided out of and to the extent of the company's assets only, and the member shall not have personal liability on account thereof.

        The certificate of incorporation and by-laws of Hertz Entertainment Services Corporation provide for the indemnification of directors and officers and their legal representatives who were or are made party to, are threatened to be made party to or are involved in any action, suit or proceeding by reason of the fact that he (or a person of whom he is the legal representative) is or was a director or officer of Hertz Entertainment Services Corporation or is or was serving at the request of Hertz Entertainment Services Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving as a director or officer, to the fullest extent permitted by the DGCL against all expenses, liability and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith. With respect to proceedings initiated by such persons, Hertz Entertainment Services Corporation shall only indemnify such person to the extent such proceeding was authorized by the Board of Directors. The certificate of incorporation and by-laws further provide that, in the event the DGCL requires the payment of the expenses of a director or officer in advance of the final disposition of a proceeding, such director or officer shall deliver to Hertz Entertainment Services Corporation an undertaking to repay any advanced expenses if it is ultimately determined that he or she was not entitled to indemnification. The certificate of incorporation and by-laws further provide that such rights to indemnification are not exclusive of any rights which any person may have or acquire under any statute, provision of the certification of incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

        The by-laws of Cinelease Holdings, Inc. provide for the indemnification of each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, is or was a director or officer of Cinelease Holdings, Inc. or is or was serving at the request of Cinelease Holdings, Inc. as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise to the fullest extent permitted by the DGCL against all expense, liability and loss (including attorneys' fees actually and reasonably incurred by such person in connection with such proceeding). With respect to proceedings initiated by such persons, Cinelease Holdings, Inc. generally shall only indemnify such person to the extent such proceeding was authorized by its board of directors. The by-laws also provide that expenses of indemnified directors and officers incurred in connection with defending a proceeding shall be paid by Cinelease Holdings, Inc. in advance of such proceeding's final disposition upon receipt of an undertaking by such director or officer to repay any advanced expenses if it is ultimately determined that he or she was not entitled to indemnification. The by-laws further provide that Cinelease Holdings, Inc. may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of Cinelease Holdings, Inc. or was serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her in any such capacity, whether or not Cinelease Holdings, Inc. would have the power to indemnify such person against such liability. Pursuant to the by-laws, Cinelease Holdings, Inc. generally agrees that it is the indemnitor of first resort of the indemnified persons. Finally, the by-laws state that the rights to indemnification and payment of expenses thereunder are not exclusive of any rights which any person may have or acquire under any statute, provision of the certification of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

        The by-laws of Dollar Thrifty provide for the indemnification, to the fullest extent permitted by the DGCL and other applicable law, of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of Dollar Thrifty, or while serving as a director or officer of Dollar Thrifty, is or was serving or has agreed to serve at the request of Dollar Thrifty as a director, officer, employee, manager or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Dollar Thrifty, and, with respect to any criminal proceeding had no reasonable cause to believe his or her conduct was unlawful. Dollar Thrifty's board of directors may authorize its counsel to represent such indemnified persons in any proceeding. Such indemnification is further limited in the case of an action or suit by or in the right of the corporation to procure a judgment in its favor. With respect to proceedings initiated by such persons, Dollar Thrifty generally shall only indemnify such person to the extent such proceeding was authorized by its board of directors. The by-laws also provide that expenses of indemnified directors and officers incurred in connection with defending a proceeding shall be paid by Dollar Thrifty in advance of such proceeding's final disposition upon receipt of an undertaking by such director or officer to repay any advanced expenses if it is ultimately determined that he or she was not entitled to indemnification. The by-laws further provide that the rights to indemnification and payment of expenses thereunder are deemed to be separate contract rights and are not exclusive of any rights to which any indemnified party may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. Finally, the by-laws provide that Dollar Thrifty may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of Dollar Thrifty, or is or was serving at its request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her in any such capacity, whether or not Dollar Thrifty would have the power to indemnify such person against such liability.

        Hertz, along with Hertz Holdings, is a party to customary indemnification agreements with the Sponsors and stockholders of Hertz Holdings that are affiliated with the Sponsors, pursuant to which Hertz and Hertz Holdings will indemnify the Sponsors, Hertz Holdings' stockholders affiliated with the Sponsors and their respective affiliates, directors, officers, partners, members, employees, agents, representatives and controlling persons against certain liabilities arising out of the performance of a consulting agreement with Hertz Holdings and each of the Sponsors and against certain other claims and liabilities, including liabilities arising out of certain financing arrangements and securities offerings.

        Hertz Holdings has also obtained officers' and directors' liability insurance which insures against liabilities that officers and directors of Hertz Holdings and its subsidiaries may, in such capacities, incur.

        Hertz Holdings has entered into indemnification agreements with each of its directors providing the directors contractual rights to indemnification, expense advance provided by its by-laws, and contractual rights to additional indemnification as provided in the applicable indemnification agreement. In addition, Dollar Thrifty has entered into indemnification agreements with certain of its directors and executive officers providing such directors and officers contractual rights to indemnification, expense advance provided by its by-laws, and contractual rights to additional indemnification as provided in the applicable indemnification agreement.

Arkansas Corporation

        Section 4-27-850 of the Arkansas Business Corporation Act of 1987, as amended from time to time (the "Arkansas Business Corporation Act"), permits a corporation, under specified circumstances, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that such person was acting in the capacity of a director, officer, employee or agent if such person acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses (including attorneys' fees) actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of proceedings, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the proceeding was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any such proceeding, he or she must be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith. Corporations also have the power to (i) pay expenses incurred by an officer or director in defending any such proceeding in advance of its final disposition upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he or she is not entitled to indemnification and (ii) purchase and maintain insurance on behalf of persons acting in the capacity of a director, officer, employee or agent against any liability asserted against him or her in any such capacity, whether or not such corporation would have the power to indemnify such person.

        In addition, Section 4-27-202 of the Arkansas Business Corporation Act provides that a corporation's articles of incorporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (a) for any breach of the duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under section 4-27-833 of the Arkansas Business Corporation Act, which makes directors liable for unlawful dividends or unlawful distributions, (d) for transactions from which a director derived an improper personal benefit or (e) for any action, omission, transaction, or breach of a director's duty creating any third-party liability to any person or entity other than the corporation or stockholder.

        The articles of incorporation of Thrifty Insurance Agency, Inc. provide that, to the maximum extent permitted by the Arkansas Business Corporation Act, no member of its board of directors shall be liable to the corporation or its stockholders for any monetary damages for breach of his duty as a director. The articles also provide that the corporation may indemnify its directors, officers, employees and agents to the fullest extent permitted by the Arkansas Business Corporation Act.

        The by-laws of Thrifty Insurance Agency, Inc. provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of Thrifty Insurance Agency, Inc. or is or was serving at the request of Thrifty Insurance Agency, Inc. as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified to the fullest extent authorized by the Arkansas Business Corporation Act against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. With respect to proceedings initiated by such persons, Thrifty Insurance Agency, Inc. generally shall only indemnify such person to the extent such proceeding was authorized by its board of directors. This right of indemnification includes the right to be paid the expenses incurred in defending any such proceeding in advance of its final disposition upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he or she is not entitled to indemnification. Furthermore, this right to indemnification and payment of expenses are not exclusive of any other right which any person may have or hereafter acquire under any statute, law, provision of Thrifty Insurance Agency, Inc.'s articles of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise. Finally, the by-laws provide that Thrifty Insurance Agency, Inc. may maintain insurance to protect itself and any directors, officers, employees or agents against any liabilities or losses, regardless of whether or not Thrifty Insurance Agency, Inc. would have the power to indemnify such person against such liabilities or losses.

Illinois Corporation

        Section 8.75 of the Illinois Business Corporation Act ("IBCA") provides that a corporation may indemnify any person who, by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than one brought on behalf of the corporation, against reasonable expenses (including attorneys' fees), judgments, fines and settlement payments incurred in connection with the action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of such corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions on behalf of the corporation, indemnification may extend only to reasonable expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action or suit and only if such person acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of the corporation, provided that no such indemnification is permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation except to the extent that the adjudicating court otherwise provides. To the extent that a present or former director, officer or employee of the corporation has been successful in defending any such action, suit or proceeding (even one on behalf of the corporation) or in defense of any claim, issue or matter therein, such person is entitled to indemnification for reasonable expenses (including attorneys' fees) incurred by such person in connection therewith if the person acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of the corporation.

        The indemnification provided for by the IBCA is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, and a corporation may maintain insurance on behalf of any person who is or was a director, officer, employee or agent against any liabilities asserted against such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under the IBCA.

        The amended and restated articles of incorporation of Donlen Corporation provide that no director of Donlen shall be personally liable to Donlen or its stockholders for monetary damages for breach of fiduciary duty as a director, except that this provision does not eliminate or limit the liability of any director (1) for any breach of the director's duty of loyalty to Donlen or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 8.65 of the IBCA (which relates to prohibited distributions and post-dissolution actions), or (4) for any transaction from which the director derived an improper personal benefit.

        Donlen's amended and restated by-laws provide that Donlen shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Donlen) by reason of the fact that he or she is or was a director or officer of Donlen, or is or was serving at the request of Donlen as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Donlen, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Donlen similarly indemnifies such persons with respect to any threatened, pending or completed action or suit by or in the right of Donlen to procure a judgment in its favor if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of Donlen, except that with respect to such actions or suits by or in right of Donlen no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to Donlen unless and only to the extent that a court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the applicable case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

        The by-laws further provide that Donlen may pay expenses incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, as authorized by its board of directors and upon receipt of an undertaking by or on behalf of the director or officer by or on behalf of whom such expenses are incurred to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by Donlen. Furthermore, the indemnification provided under the by-laws is not exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, by-law, agreement, vote of shareholders or disinterested directors or otherwise. The by-laws also allow Donlen to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Donlen, or is or was serving at the request of Donlen as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and insured by such person in any such capacity, or arising out of such person's status as such, whether or not Donlen would have the power to indemnify such person.

Louisiana Limited Liability Company

        Section 1315 of the Louisiana Limited Liability Company Act states that a limited liability company's articles of organization or written operating agreement may (1) eliminate or limit the personal liability of such entity's members or managers for monetary damages for breach of their fiduciary duties or (2) provide for indemnification of such entity's members or managers for judgments, settlements, penalties, fines, or expenses incurred because of their current or former status as such.

        The articles of organization of Cinelease, LLC provide that no member, manager, employee or agent of Cinelease, LLC is or shall be liable under any judgment, decree or order of any court, agency or other tribunal in the State of Louisiana or in any other jurisdiction, or on any other basis, for a debt, obligation or liability of Cinelease, LLC. Each member, including any member who may act as manager, shall have no personal liability whatsoever to any third party, for monetary damages or otherwise, as a result of membership in or management of Cinelease, LLC.

Nevada Corporation

        Nevada Revised Statutes (the "NRS") 78.7502(1) permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation), by reason of being or having been an officer, director, employee or agent of the corporation or serving or having served at the request of the corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Indemnification may include attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with the action, suit or proceeding. Pursuant to NRS 78.7502(2) a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of being or having been an officer, director, employee or agent of the corporation or serving or having served at the request of the corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, except that indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. However, to be entitled to indemnification in either case, the person to be indemnified (a) must not be found liable pursuant to NRS 78.138 (see below) or (b) must have acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, such person must have had no reasonable cause to believe his or her conduct was unlawful.

        NRS 78.7502(3) provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding he or she must be indemnified by the corporation against expenses, including attorneys' fees actually and reasonably incurred by him or her in connection with the defense.

        NRS 78.751 permits a corporation, in its articles of incorporation, by-laws or other agreement, to provide for the payment of expenses incurred by an officer or director in defending any civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to indemnification by the corporation.

        NRS 78.752 permits a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for any liability and expenses incurred by them in their capacities as officers, directors, employees or agents or arising out of their status as such, whether or not the corporation has the authority to indemnify him, her or them against such liability and expenses.

        NRS 78.138(7) generally provides that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (a) his or her act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (b) his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The articles of incorporation or an amendment thereto may, however, provide for greater individual liability. Furthermore, NRS 78.300 provides that directors may be jointly and severally liable for the payment of certain distributions in violation of Chapter 78 of the NRS.

        The amended and restated articles of incorporation of Cinelease, Inc. provide that its directors and officers shall not be individually liable to Cinelease, Inc. or its stockholders for any damages as a result of any act or failure to act in the person's capacity as a director or officer unless it is proven that the act or failure to act constituted a breach of the person's fiduciary duties as a director or officer and the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

        The amended and restated articles of incorporation and by-laws of Cinelease, Inc. provide for indemnification to fullest extent legally permissible under the laws of the State of Nevada to any person who is or was a director or officer of Cinelease, Inc., or is or was serving at the request of Cinelease, Inc. as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprises. The amended and restated articles of incorporation and by-laws also provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by Cinelease, Inc. as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by Cinelease, Inc. The amended and restated articles of incorporation and by-laws further provide that such right of indemnification is not exclusive of any other right which such directors, officers or representatives may have or acquire, and that they are also entitled to their respective rights of indemnification under any by-law, agreement, vote of stockholders, provision of law, or otherwise. In its amended and restated articles of incorporation, Cinelease, Inc. generally agrees that it is the indemnitor of first resort (i.e. its obligations to indemnify or advance expenses are primary, and any obligation of institutional investors affiliated with certain directors and officers of Cinelease, Inc. to indemnify or advance expenses are secondary) to the directors and officers of Cinelease, Inc.

        The amended and restated articles of incorporation and by-laws of Cinelease, Inc. allow its board of directors to cause Cinelease, Inc. to purchase and maintain insurance on behalf of any person who is or was a director or officer of Cinelease, Inc., or is or was serving at the request of Cinelease, Inc. as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprises, against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not Cinelease, Inc. would have the power to indemnify such person.

Oklahoma Corporations

        Section 1031 of the Oklahoma General Corporation Act provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with the proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe the conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses, including attorneys' fees, actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of proceedings if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and no indemnification shall be made in respect of any claim, issue, or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any such proceeding, he or she must be indemnified against expenses, including attorneys' fees, actually and reasonably incurred in connection therewith. Corporations also have the power to (i) pay expenses incurred by an officer or director in defending any such proceeding in advance of its final disposition upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he or she is not entitled to indemnification and (ii) purchase and maintain insurance on behalf of persons acting in the capacity of a director, officer, employee or agent against any liability asserted against him or her in any such capacity, whether or not such corporation would have the power to indemnify such person.

        In addition, Section 1006 of the Oklahoma General Corporation Act provides that a corporation's certificate of incorporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (a) for any breach of the duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under section 1053 of the Oklahoma General Corporation Act, which makes directors liable for unlawful dividends or unlawful stock purchases or redemptions, or (d) for transactions from which a director derived an improper personal benefit.

        The certificate of incorporation of each of DTG Operations, Inc. and Thrifty Rent-A-Car System, Inc. provides that the personal liability of the directors of such corporation is eliminated to the fullest extent permitted by the Oklahoma General Corporation Act.

        The certificate of incorporation of DTG Operations, Inc. also provides that DTG Operations, Inc. shall, to the fullest extent permitted by the Oklahoma General Corporation Act, indemnify all persons referenced in such Act from and against any and all expenses or liabilities referenced in such Act. Such right to indemnification shall not be deemed exclusive of any other rights to which such indemnified persons may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise.

        The certificate of incorporation of each of Dollar Rent A Car, Inc., Thrifty, Inc., DTG Supply, Inc., Thrifty Car Sales, Inc. and TRAC Asia Pacific, Inc. provides that the personal liability of a director of such corporation to Dollar Rent A Car, Inc., Thrifty, Inc., DTG Supply, Inc., Thrifty Car Sales, Inc. or TRAC Asia Pacific, Inc., as applicable, and its shareholders for monetary damages for breach of such director's fiduciary duty is eliminated, except (a) for any breach of the duty of loyalty to such corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under section 1053 of the Oklahoma General Corporation Act, or (d) for transactions from which such director derived an improper personal benefit. Each such certificate of incorporation also provides that Dollar Rent A Car, Inc., Thrifty, Inc., DTG Supply, Inc., Thrifty Car Sales, Inc. or TRAC Asia Pacific, Inc., as applicable, may indemnify its directors, officers, employees and agents to the fullest extent authorized by the Oklahoma General Corporation Act.

        Each of the second amended and restated by-laws of DTG Operations, Inc. and the amended and restated by-laws of Thrifty Rent-A-Car System, Inc. provide for indemnification of any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person was or is a director or officer of DTG Operations, Inc. or Thrifty Rent-A-Car System, Inc., as applicable, or a person serving at the request of DTG Operations, Inc. or Thrifty Rent-A-Car System, Inc., as applicable, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with the proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe the conduct was unlawful. Such indemnification is further limited in the case of an action or suit by or in the right of the corporation to procure a judgment in its favor or an investigative proceeding by the corporation. The by-laws of such entities also provide that, to the extent that an indemnifiable person has been successful on the merits or otherwise in defense of any such proceeding, DTG Operations, Inc. and Thrifty Rent-A-Car System, Inc. must indemnify such person against expenses, including attorneys' fees, actually and reasonably incurred in connection therewith. Each of DTG Operations, Inc. and Thrifty Rent-A-Car System, Inc. also must pay expenses incurred by an officer or director in defending such a proceeding in advance of its final disposition upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he or she is not entitled to indemnification; however, the by-laws of Thrifty Rent-A-Car System, Inc. allow such corporation to deny a claim for advancement of expenses if it determines that it is more likely than not that such director or officer would not be entitled to indemnification. Each of DTG Operations, Inc.'s and Thrifty Rent-A-Car System, Inc.'s by-laws further provide that the right to indemnification and advancement of expenses shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. Finally, each of DTG Operations, Inc.'s and Thrifty Rent-A-Car System, Inc.'s by-laws provide that the applicable corporation may purchase and maintain insurance on behalf of persons acting in the capacity of a director, officer, employee or agent against any liability asserted against him or her in any such capacity, whether or not such corporation would have the power to indemnify such person.

        The by-laws of each of Thrifty, Inc., Thrifty Car Sales, Inc. and Dollar Rent A Car, Inc. provide for indemnification of each person who was or is a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was a director or officer of Thrifty, Inc., Thrifty Car Sales, Inc. or Dollar Rent A Car, Inc., as applicable, or is or was serving at the request of Thrifty, Inc., Thrifty Car Sales, Inc. or Dollar Rent A Car, Inc., as applicable, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred by such person in connection with the proceeding, to the fullest extent authorized by the Oklahoma General Corporation Act. With respect to proceedings initiated by such persons, Thrifty, Inc., Thrifty Car Sales, Inc. and Dollar Rent A Car, Inc., as applicable, generally shall only indemnify such person to the extent such proceeding was authorized by its board of directors. Under each of these corporation's by-laws, this right of indemnification includes the right to be paid the expenses incurred in defending any such proceeding in advance of its final disposition upon receipt by Thrifty, Inc., Thrifty Car Sales, Inc. or Dollar Rent A Car, Inc., as applicable, of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he or she is not entitled to indemnification. Furthermore, this right to indemnification and payment of expenses are not exclusive of any other right which any person may have or hereafter acquire under any statute, law, provision of Thrifty, Inc.'s, Thrifty Car Sales, Inc.'s or Dollar Rent A Car, Inc.'s certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise. Finally, each of these by-laws provide that Thrifty, Inc., Thrifty Car Sales, Inc. or Dollar Rent A Car, Inc., as applicable, may maintain insurance to protect itself and any directors, officers, employees or agents against any liabilities or losses, regardless of whether or not Thrifty, Inc., Thrifty Car Sales, Inc. or Dollar Rent A Car, Inc., as applicable, would have the power to indemnify such person against such liabilities or losses.

        The by-laws of each of DTG Supply, Inc. and TRAC Asia Pacific, Inc. provide for indemnification, to the fullest extent permitted by the Oklahoma General Corporation Act, of any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person was or is a director, officer, employee or agent of DTG Supply, Inc. or TRAC Asia Pacific, Inc., as applicable, or a person serving at the request of DTG Supply, Inc. or TRAC Asia Pacific, Inc., as applicable, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with the proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe the conduct was unlawful. Such indemnification is further limited in the case of an action or suit by or in the right of the corporation to procure a judgment in its favor. The by-laws of such entities also provide that, to the extent that an indemnifiable person has been successful on the merits or otherwise in defense of any such proceeding, DTG Supply, Inc. and TRAC Asia Pacific, Inc. must indemnify such person against expenses, including attorneys' fees, actually and reasonably incurred in connection therewith. Each of DTG Supply, Inc. and TRAC Asia Pacific, Inc. also may pay expenses incurred by an officer or director in defending such a proceeding in advance of its final disposition upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he or she is not entitled to indemnification. Each of DTG Supply, Inc.'s and TRAC Asia Pacific, Inc.'s by-laws further provide that the right to indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. Finally, each of DTG Supply, Inc.'s and TRAC Asia Pacific, Inc.'s by-laws provide that the applicable corporation may purchase and maintain insurance on behalf of persons acting in the capacity of a director, officer, employee or agent against any liability asserted against him or her in any such capacity, whether or not such corporation would have the power to indemnify such person.

ITEM 21.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

        (a)   Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of August 26, 2012, by and among Hertz Global Holdings, Inc., HDTMS, Inc. and Dollar Thrifty Automotive Group, Inc. (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on August 27, 2012).
3.1
Restated Certificate of Incorporation, dated April 30, 1997, of The Hertz Corporation, (Incorporated by reference to Exhibit 3(a) to the Current Report on Form 8-K of The Hertz Corporation (File No. 001-07541), as filed on May 1, 1997).
3.2
Certificate of Amendment, dated May 3, 2001, of Restated Certificate of Incorporation of The Hertz Corporation (Incorporated by reference to Exhibit 3(i) to the Quarterly Report on Form 10-Q of The Hertz Corporation (File No. 001-07541), as filed on August 7, 2001).
3.3
Certificate of Amendment, dated November 20, 2006, of Restated Certificate of Incorporation of The Hertz Corporation (Incorporated by reference to Exhibit 3.1.1 to Amendment No. 3 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-13849), as filed on December 4, 2006).
3.4
Amended and Restated By-Laws of The Hertz Corporation, effective May 15, 2013 (Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K of The Hertz Corporation (File No. 001-07541), as filed on May 17, 2013).
3.5
Certificate of Formation of Hertz Car Sales LLC (Incorporated by reference to Exhibit 3.5 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-186328), as filed on January 31, 2013).
3.6
Limited Liability Company Agreement of Hertz Car Sales LLC (Incorporated by reference to Exhibit 3.6 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-186328), as filed on January 31, 2013).
3.7
Certificate of Incorporation of Hertz Claim Management Corporation (Incorporated by reference to Exhibit 3.5 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-138493), as filed on November 8, 2006).
3.8
By-Laws of Hertz Claim Management Corporation (Incorporated by reference to Exhibit 3.6 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-138493), as filed on November 8, 2006).
3.9
Certificate of Incorporation of Hertz Equipment Rental Corporation (Incorporated by reference to Exhibit 3.7 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-138493), as filed on November 8, 2006).
3.10
By-Laws of Hertz Equipment Rental Corporation (Incorporated by reference to Exhibit 3.8 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-138493), as filed on November 8, 2006).
3.11
Certificate of Incorporation of Hertz Global Services Corporation (Incorporated by reference to Exhibit 3.9 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-138493), as filed on November 8, 2006).

Exhibit Number	Description
3.12	By-Laws of Hertz Global Services Corporation (Incorporated by reference to Exhibit 3.10 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-138493), as filed on November 8, 2006).
3.13
Certificate of Incorporation of Hertz Local Edition Corp. (Incorporated by reference to Exhibit 3.11 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-138493), as filed on November 8, 2006).
3.14	By-Laws of Hertz Local Edition Corp. (Incorporated by reference to Exhibit 3.12 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-138493), as filed on November 8, 2006).
3.15
Certificate of Incorporation of Hertz System, Inc. (Incorporated by reference to Exhibit 3.13 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-138493), as filed on November 8, 2006).
3.16	By-Laws of Hertz System, Inc. (Incorporated by reference to Exhibit 3.14 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-138493), as filed on November 8, 2006).
3.17
Certificate of Incorporation of Hertz Technologies, Inc. (Incorporated by reference to Exhibit 3.15 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-138493), as filed on November 8, 2006).
3.18	By-Laws of Hertz Technologies, Inc. (Incorporated by reference to Exhibit 3.16 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-138493), as filed on November 8, 2006).
3.19
Certificate of Incorporation of Hertz Transporting, Inc. (Incorporated by reference to Exhibit 3.17 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-138493), as filed on November 8, 2006).
3.20	By-Laws of Hertz Transporting, Inc. (Incorporated by reference to Exhibit 3.18 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-138493), as filed on November 8, 2006).
3.21
Certificate of Incorporation of HCM Marketing Corporation (Incorporated by reference to Exhibit 3.19 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-138493), as filed on November 8, 2006).
3.22	By-Laws of HCM Marketing Corporation (Incorporated by reference to Exhibit 3.20 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-138493), as filed on November 8, 2006).
3.23
Certificate of Incorporation of Hertz Local Edition Transporting, Inc. (Incorporated by reference to Exhibit 3.21 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-138493), as filed on November 8, 2006).
3.24
By-Laws of Hertz Local Edition Transporting, Inc. (Incorporated by reference to Exhibit 3.22 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-138493), as filed on November 8, 2006).
3.25
Certification of Incorporation of Smartz Vehicle Rental Corporation (Incorporated by reference to Exhibit 3.23 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-138493), as filed on November 8, 2006).

Exhibit Number	Description
3.26	By-Laws of Smartz Vehicle Rental Corporation (Incorporated by reference to Exhibit 3.24 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-138493), as filed on November 8, 2006).
3.27
Certificate of Incorporation of Hertz Entertainment Services Corporation (Incorporated by reference to Exhibit 3.30 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-173023), as filed on March 23, 2011).
3.28
By-Laws of Hertz Entertainment Services Corporation (Incorporated by reference to Exhibit 3.31 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-173023), as filed on March 23, 2011).
3.29
Amended and Restated Articles of Incorporation of Donlen Corporation (Incorporated by reference to Exhibit 3.29 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-186328), as filed on January 31, 2013).
3.30
Amended and Restated By-Laws of Donlen Corporation (Incorporated by reference to Exhibit 3.30 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-186328), as filed on January 31, 2013).
3.31
Amended and Restated Certificate of Incorporation of Cinelease Holdings, Inc. (Incorporated by reference to Exhibit 3.31 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-186328), as filed on January 31, 2013).
3.32
Amended and Restated By-Laws of Cinelease Holdings, Inc. (Incorporated by reference to Exhibit 3.32 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-186328), as filed on January 31, 2013).
3.33
Amended and Restated Articles of Incorporation of Cinelease, Inc. (Incorporated by reference to Exhibit 3.33 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-186328), as filed on January 31, 2013).
3.34
Amended and Restated By-Laws of Cinelease, Inc. (Incorporated by reference to Exhibit 3.34 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-186328), as filed on January 31, 2013).
3.35
Articles of Organization of Cinelease, LLC (Incorporated by reference to Exhibit 3.35 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-186328), as filed on January 31, 2013).
3.36
Certificate of Incorporation of Dollar Rent A Car, Inc. (Incorporated by reference to Exhibit 3.36 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-189620), as filed on June 26, 2013).
3.37
Amended and Restated By-Laws of Dollar Rent A Car, Inc. (Incorporated by reference to Exhibit 3.37 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-189620), as filed on June 26, 2013).
3.38
Certificate of Incorporation of DTG Operations, Inc. (Incorporated by reference to Exhibit 3.38 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-189620), as filed on June 26, 2013).
3.39
Second Amended and Restated By-Laws of DTG Operations, Inc. (Incorporated by reference to Exhibit 3.39 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-189620), as filed on June 26, 2013).

Exhibit Number	Description
3.40	Certificate of Incorporation of DTG Supply, Inc. (Incorporated by reference to Exhibit 3.40 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-189620), as filed on June 26, 2013).
3.41	By-Laws of DTG Supply, Inc. (Incorporated by reference to Exhibit 3.41 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-189620), as filed on June 26, 2013).
3.42
Certificate of Incorporation of Thrifty Car Sales, Inc. (Incorporated by reference to Exhibit 3.42 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-189620), as filed on June 26, 2013).
3.43	By-Laws of Thrifty Car Sales, Inc. (Incorporated by reference to Exhibit 3.43 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-189620), as filed on June 26, 2013).
3.44
Articles of Incorporation of Thrifty Insurance Agency, Inc. (Incorporated by reference to Exhibit 3.44 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-189620), as filed on June 26, 2013).
3.45
By-Laws of Thrifty Insurance Agency, Inc. (Incorporated by reference to Exhibit 3.45 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-189620), as filed on June 26, 2013).
3.46
Certificate of Incorporation of Thrifty Rent-A-Car System, Inc. (Incorporated by reference to Exhibit 3.46 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-189620), as filed on June 26, 2013).
3.47
Amended and Restated By-Laws of Thrifty Rent-A-Car System, Inc. (Incorporated by reference to Exhibit 3.47 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-189620), as filed on June 26, 2013).
3.48
Certificate of Incorporation of TRAC Asia Pacific, Inc. (Incorporated by reference to Exhibit 3.48 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-189620), as filed on June 26, 2013).
3.49	By-Laws of TRAC Asia Pacific Inc. (Incorporated by reference to Exhibit 3.49 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-189620), as filed on June 26, 2013).
3.50
Third Amended and Restated Certificate of Incorporation of Dollar Thrifty Automotive Group, Inc. (Incorporated by reference to Exhibit 3.50 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-189620), as filed on June 26, 2013).
3.51
By-Laws of Dollar Thrifty Automotive Group, Inc. (Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K of Dollar Thrifty Automotive Group, Inc. (File No. 001-13647), as filed on November 20, 2012).
3.52
Certificate of Incorporation of Thrifty, Inc. (Incorporated by reference to Exhibit 3.52 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-189620), as filed on June 26, 2013).
3.53	By-Laws of Thrifty, Inc. (Incorporated by reference to Exhibit 3.53 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-189620), as filed on June 26, 2013).

Exhibit Number	Description
4.1.1	Indenture, dated as of September 30, 2010, among The Hertz Corporation, as Issuer, the Subsidiary Guarantors from time to time parties thereto, and Wells Fargo Bank, National Association, as Trustee, relating to the 7.50% Senior Notes Due 2018 (Incorporated by reference to Exhibit 4.21 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on November 9, 2010).
4.1.2
First Supplemental Indenture, dated as of March 11, 2011, among Hertz Entertainment Services Corporation, The Hertz Corporation, as Issuer, the Existing Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 7.50% Senior Notes due 2018 (Incorporated by reference to Exhibit 4.2.2 to the Registration Statement on Form S-4 (File No. 333-173023) of The Hertz Corporation, as filed on March 23, 2011).
4.1.3
Second Supplemental Indenture, dated as of March 21, 2011, among The Hertz Corporation, as Issuer, the Subsidiary Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 7.50% Senior Notes due 2018 (Incorporated by reference to Exhibit 4.2.3 to the Registration Statement on Form S-4 (File No. 333-173023) of The Hertz Corporation, as filed on March 23, 2011).
4.1.4
Third Supplemental Indenture, dated as of September 2, 2011, among Donlen Corporation, The Hertz Corporation, as Issuer, the Existing Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 7.50% Senior Notes due 2018 (Incorporated by reference to Exhibit 4.2.5 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on November 7, 2011).
4.1.5
Fourth Supplemental Indenture, dated as of February 27, 2012, among The Hertz Corporation, as Issuer, the Subsidiary Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 7.50% Senior Notes due 2018 (Incorporated by reference to Exhibit 4.2.6 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on May 4, 2012).
4.1.6
Fifth Supplemental Indenture, dated as of March 30, 2012, among Cinelease Holdings, Inc., Cinelease, Inc., Cinelease, LLC, The Hertz Corporation, as Issuer, the Existing Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 7.50% Senior Notes due 2018 (Incorporated by reference to Exhibit 4.2.7 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on May 4, 2012).
4.1.7
Sixth Supplemental Indenture, dated as of March 8, 2013, among Dollar Thrifty Automotive Group, Inc., DTG Operations, Inc., Dollar Rent A Car, Inc., Thrifty, Inc., DTG Supply, Inc., Thrifty Car Sales, Inc., Thrifty Rent-A-Car System, Inc., TRAC Asia Pacific, Inc., Thrifty Insurance Agency, Inc., The Hertz Corporation, as Issuer, the Existing Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 7.50% Senior Notes due 2018 (Incorporated by reference to Exhibit 4.1.7 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on May 2, 2013).
4.2.1
Indenture, dated as of December 20, 2010, among The Hertz Corporation, as Issuer, the Subsidiary Guarantors from time to time parties thereto, and Wells Fargo Bank, National Association, as Trustee, relating to the 7.375% Senior Notes due 2021 (Incorporated by reference to Exhibit 4.3.1 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on February 25, 2011).

Exhibit Number	Description
4.2.2	First Supplemental Indenture, dated as of March 11, 2011, among Hertz Entertainment Services Corporation, The Hertz Corporation, as Issuer, the Existing Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 7.375% Senior Notes due 2021 (Incorporated by reference to Exhibit 4.3.2 to the Registration Statement on Form S-4 (File No. 333-173023) of The Hertz Corporation, as filed on March 23, 2011).
4.2.3
Second Supplemental Indenture, dated as of March 21, 2011, among The Hertz Corporation, as Issuer, the Subsidiary Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 7.375% Senior Notes due 2021 (Incorporated by reference to Exhibit 4.3.3 to the Registration Statement on Form S-4 (File No. 333-173023) of The Hertz Corporation, as filed on March 23, 2011).
4.2.4
Third Supplemental Indenture, dated as of September 2, 2011, among Donlen Corporation, The Hertz Corporation, as Issuer, the Existing Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 7.375% Senior Notes due 2021 (Incorporated by reference to Exhibit 4.3.5 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on November 7, 2011).
4.2.5
Fourth Supplemental Indenture, dated as of February 27, 2012, among The Hertz Corporation, as Issuer, the Subsidiary Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 7.375% Senior Notes due 2021 (Incorporated by reference to Exhibit 4.3.6 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on May 4, 2012).
4.2.6
Fifth Supplemental Indenture, dated as of March 30, 2012, among Cinelease Holdings, Inc., Cinelease, Inc., Cinelease, LLC, The Hertz Corporation, as Issuer, the Existing Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 7.375% Senior Notes due 2021 (Incorporated by reference to Exhibit 4.3.7 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on May 4, 2012).
4.2.7
Sixth Supplemental Indenture, dated as of March 8, 2013, among Dollar Thrifty Automotive Group, Inc., DTG Operations, Inc., Dollar Rent A Car, Inc., Thrifty, Inc., DTG Supply, Inc., Thrifty Car Sales, Inc., Thrifty Rent-A-Car System, Inc., TRAC Asia Pacific, Inc., Thrifty Insurance Agency, Inc., The Hertz Corporation, as Issuer, the Existing Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 7.375% Senior Notes due 2021 (Incorporated by reference to Exhibit 4.2.7 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on May 2, 2013).
4.3.1
Indenture, dated as of February 8, 2011, among The Hertz Corporation, as Issuer, the Subsidiary Guarantors from time to time parties thereto, and Wells Fargo Bank, National Association, as Trustee, relating to the 6.75% Senior Notes Due 2019 (Incorporated by reference to Exhibit 4.4.1 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on February 25, 2011).
4.3.2
First Supplemental Indenture, dated as of March 11, 2011, among Hertz Entertainment Services Corporation, The Hertz Corporation, as Issuer, the Existing Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 6.75% Senior Notes due 2019 (Incorporated by reference to Exhibit 4.4.2 to the Registration Statement on Form S-4 (File No. 333-173023) of The Hertz Corporation, as filed on March 23, 2011).

Exhibit Number	Description
4.3.3	Second Supplemental Indenture, dated as of September 2, 2011, among Donlen Corporation, The Hertz Corporation, as Issuer, the Existing Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 6.75% Senior Notes due 2019 (Incorporated by reference to Exhibit 4.4.4 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on November 7, 2011).
4.3.4
Third Supplemental Indenture, dated as of February 27, 2012, among The Hertz Corporation, as Issuer, the Subsidiary Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 6.75% Senior Notes due 2019 (Incorporated by reference to Exhibit 4.4.6 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on May 4, 2012).
4.3.5
Fourth Supplemental Indenture, dated as of March 30, 2012, among Cinelease Holdings, Inc., Cinelease, Inc., Cinelease, LLC, The Hertz Corporation, as Issuer, the Existing Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 6.75% Senior Notes due 2019 (Incorporated by reference to Exhibit 4.4.8 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on May 4, 2012).
4.3.6
Fifth Supplemental Indenture, dated as of March 8, 2013, among Dollar Thrifty Automotive Group, Inc., DTG Operations, Inc., Dollar Rent A Car, Inc., Thrifty, Inc., DTG Supply, Inc., Thrifty Car Sales, Inc., Thrifty Rent-A-Car System, Inc., TRAC Asia Pacific, Inc., Thrifty Insurance Agency, Inc., The Hertz Corporation, as Issuer, the Existing Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 6.75% Senior Notes due 2019 (Incorporated by reference to Exhibit 4.3.7 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on May 2, 2013).
4.4.1
Indenture, dated as of October 16, 2012, between The Hertz Corporation (as successor-in-interest to HDTFS, Inc.), as Issuer, and Wells Fargo Bank, National Association, as Trustee, providing for the issuance of notes in series (Incorporated by reference to Exhibit 4.6.1 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on November 2, 2012).
4.4.2
First Supplemental Indenture, dated as of October 16, 2012, between The Hertz Corporation (as successor-in-interest to HDTFS, Inc.), as Issuer, and Wells Fargo Bank, National Association, as Trustee, relating to the 5.875% Senior Notes due 2020 (Incorporated by reference to Exhibit 4.6.2 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on November 2, 2012).
4.4.3
Second Supplemental Indenture, dated as of October 16, 2012, between The Hertz Corporation (as successor-in-interest to HDTFS, Inc.), as Issuer, and Wells Fargo Bank, National Association, as Trustee, relating to the 6.250% Senior Notes due 2022 (Incorporated by reference to Exhibit 4.6.3 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on November 2, 2012).
4.4.4
Third Supplemental Indenture, dated as of November 19, 2012, among The Hertz Corporation, as Issuer, the Subsidiary Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 5.875% Senior Notes due 2020 and the 6.250% Senior Notes due 2022 (Incorporated by reference to Exhibit 4.4.4 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-186328), as filed on January 31, 2013).

Exhibit Number	Description
4.4.5	Fourth Supplemental Indenture, dated as of March 8, 2013, among Dollar Thrifty Automotive Group, Inc., DTG Operations, Inc., Dollar Rent A Car, Inc., Thrifty, Inc., DTG Supply, Inc., Thrifty Car Sales, Inc., Thrifty Rent-A-Car System, Inc., TRAC Asia Pacific, Inc., Thrifty Insurance Agency, Inc., The Hertz Corporation, as Issuer, the Existing Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 5.875% Senior Notes due 2020 and the 6.250% Senior Notes due 2022 (Incorporated by reference to Exhibit 4.4.6 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on May 2, 2013).
4.4.6
Fifth Supplemental Indenture, dated as of March 28, 2013, among The Hertz Corporation, as Issuer, the Subsidiary Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 4.250% Senior Notes due 2018 (Incorporated by reference to Exhibit 4.4.7 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on May 2, 2013).
4.4.7
Exchange and Registration Rights Agreement, dated as of March 28, 2013, among The Hertz Corporation, the Guarantors named therein, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several Initial Purchasers, relating to the 4.250% Senior Notes due 2018 (Incorporated by reference to Exhibit 4.4.8 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on May 2, 2013).
4.5.1
Third Amended and Restated Base Indenture, dated as of September 18, 2009, between Hertz Vehicle Financing LLC, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to Rental Car Asset Backed Notes (Issuable in Series) (Incorporated by reference to Exhibit 4.9.1 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on November 6, 2009).
4.5.2
Supplemental Indenture No. 1, dated as of December 21, 2010, to the Third Amended and Restated Base Indenture, between Hertz Vehicle Financing LLC and The Bank of New York Mellon Trust Company, N.A. (Incorporated by reference to Exhibit 4.6.2 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on February 25, 2011).
4.5.3
Supplemental Indenture No. 2, dated as of October 25, 2012, to the Third Amended and Restated Base Indenture, between Hertz Vehicle Financing LLC and The Bank of New York Mellon Trust Company, N.A. (Incorporated by reference to Exhibit 4.5.3 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-186328), as filed on January 31, 2013).
4.5.4
Third Amended and Restated Master Motor Vehicle Operating Lease and Servicing Agreement, dated as of September 18, 2009, between The Hertz Corporation, as Lessee and Servicer, and Hertz Vehicle Financing LLC, as Lessor (Incorporated by reference to Exhibit 4.9.7 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on November 6, 2009).
4.5.5
Amendment No. 1, dated as of December 21, 2010, to the Third Amended and Restated Master Motor Vehicle Operating Lease and Servicing Agreement, between The Hertz Corporation, as Lessee and Servicer, and Hertz Vehicle Financing LLC, as Lessor (Incorporated by reference to Exhibit 4.6.4 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on February 25, 2011).

Exhibit Number	Description
4.5.6	Second Amended and Restated Participation, Purchase and Sale Agreement, dated as of September 18, 2009, among Hertz General Interest LLC, Hertz Vehicle Financing LLC and The Hertz Corporation, as Lessee and Servicer (Incorporated by reference to Exhibit 4.9.8 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on November 6, 2009).
4.5.7
Amendment No. 1, dated as of December 21, 2010, to the Second Amended and Restated Purchase and Sale Agreement, among The Hertz Corporation, Hertz Vehicle Financing LLC and Hertz General Interest LLC (Incorporated by reference to Exhibit 4.6.6 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on February 25, 2011).
4.5.8
Third Amended and Restated Collateral Agency Agreement, dated as of September 18, 2009, among Hertz Vehicle Financing LLC, as a Grantor, Hertz General Interest LLC, as a Grantor, The Hertz Corporation, as Servicer, The Bank of New York Mellon Trust Company, N.A., as Collateral Agent, The Bank of New York Mellon Trust Company, N.A., as Trustee and a Secured Party, and The Hertz Corporation, as a Secured Party (Incorporated by reference to Exhibit 4.9.11 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on November 6, 2009).
4.5.9
Amendment No. 1, dated as of December 21, 2010, to the Third Amended and Restated Collateral Agency Agreement, among The Hertz Corporation, as a Secured Party and Servicer, Hertz Vehicle Financing LLC, as a Grantor, Hertz General Interest LLC, as a Grantor, and The Bank of New York Mellon Trust Company, N.A., as a Secured Party, Trustee and Collateral Agent (Incorporated by reference to Exhibit 4.6.8 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on February 25, 2011).
4.5.10
Second Amended and Restated Administration Agreement, dated as of September 18, 2009, among The Hertz Corporation, as Administrator, Hertz Vehicle Financing LLC, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee (Incorporated by reference to Exhibit 4.9.12 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on November 6, 2009).
4.5.11
Second Amended and Restated Master Exchange Agreement, dated as of September 18, 2009, among The Hertz Corporation, Hertz Vehicle Financing LLC, Hertz General Interest LLC, Hertz Car Exchange Inc., and DB Services Tennessee, Inc. (Incorporated by reference to Exhibit 4.9.13 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on November 6, 2009).
4.5.12
Second Amended and Restated Escrow Agreement, dated as of September 18, 2009, among The Hertz Corporation, Hertz Vehicle Financing LLC, Hertz General Interest LLC, Hertz Car Exchange Inc., and J.P. Morgan Chase Bank, N.A. (Incorporated by reference to Exhibit 4.9.14 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on November 6, 2009).
4.5.13
Supplement to Second Amended and Restated Collateral Agency Agreement, dated as of January 26, 2007, among The Hertz Corporation, as Grantor, Gelco Corporation d/b/a GE Fleet Services, as Secured Party, and BNY Midwest Trust Company, as Collateral Agent (Incorporated by reference to Exhibit 4.9.25 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on March 30, 2007).

Exhibit Number	Description
4.6.1	Second Amended and Restated Series 2009-1 Supplement, dated as of October 25, 2012, between Hertz Vehicle Financing LLC, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee and Securities Intermediary, to the Third Amended and Restated Base Indenture, dated as of September 18, 2009, between Hertz Vehicle Financing LLC, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee (Incorporated by reference to Exhibit 4.6.1 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-186328), as filed on January 31, 2013).
4.6.2
Second Amended and Restated Series 2009-1 Note Purchase Agreement, dated as of October 25, 2012, among Hertz Vehicle Financing LLC, The Hertz Corporation, as Administrator, Certain Conduit Investors, each as a Conduit Investor, Certain Financial Institutions, each as a Committed Note Purchaser, Certain Funding Agents, and Deutsche Bank AG, New York Branch, as Administrative Agent (Incorporated by reference to Exhibit 4.6.2 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-186328), as filed on January 31, 2013).
4.6.3
Addendum to Second Amended and Restated Series 2009-1 Note Purchase Agreement, effective as of May 31, 2013, among Hertz Vehicle Financing LLC, The Hertz Corporation, as Administrator, Deutsche Bank AG, New York Branch, as Administrative Agent, and Goldman Sachs Bank USA, as a Funding Agent and Committed Note Purchaser (Incorporated by reference to Exhibit 4.6.3 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-189620), as filed on June 26, 2013).
4.7
Amended and Restated Series 2009-2 Supplement, dated as of June 18, 2010, between Hertz Vehicle Financing LLC, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee and Securities Intermediary, to the Third Amended and Restated Base Indenture, dated as of September 18, 2009, between Hertz Vehicle Financing LLC., as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee (Incorporated by reference to Exhibit 4.9.34 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on August 6, 2010).
4.8
Series 2010-1 Supplement, dated as of July 22, 2010, between Hertz Vehicle Financing LLC, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee and Securities Intermediary, to the Third Amended and Restated Base Indenture, dated as of September 18, 2009, between Hertz Vehicle Financing LLC., as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee (Incorporated by reference to Exhibit 4.9.35 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on August 6, 2010).
4.9
Series 2011-1 Supplement, dated as of June 16, 2011, between Hertz Vehicle Financing LLC, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee and Securities Intermediary, to the Third Amended and Restated Base Indenture, dated as of September 18, 2009, between Hertz Vehicle Financing LLC., as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee (Incorporated by reference to Exhibit 4.11 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on August 5, 2011).

Exhibit Number	Description
4.10	Series 2013-1 Supplement, dated as of January 23, 2013, between Hertz Vehicle Financing LLC, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee and Securities Intermediary, to the Third Amended and Restated Base Indenture, dated as of September 18, 2009, between Hertz Vehicle Financing LLC., as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee (Incorporated by reference to Exhibit 4.10 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-186328), as filed on January 31, 2013).
4.11.1
Amended and Restated Base Indenture, dated as of February 14, 2007, between Rental Car Finance Corp., as Issuer, and Deutsche Bank Trust Company Americas, as Trustee (incorporated by reference to Exhibit 4.163 to Dollar Thrifty Automotive Group, Inc.'s Form 10-Q for the quarterly period ended March 31, 2007 (File No. 001-13647), as filed on May 8, 2007).
4.11.2
Second Amended and Restated Master Collateral Agency Agreement, dated as of February 14, 2007, among Dollar Thrifty Automotive Group, Inc., as Master Servicer, Rental Car Finance Corp., as a grantor, as Financing Source and as a Beneficiary, DTG Operations, Inc., as a grantor and as Servicer, various financing sources and beneficiaries party thereto and Deutsche Bank Trust Company Americas, as Master Collateral Agent (incorporated by reference to Exhibit 4.170 to Dollar Thrifty Automotive Group, Inc.'s Form 10-Q for the quarterly period ended March 31, 2007 (File No. 001-13647), as filed on May 8, 2007).
4.11.3
Master Exchange and Trust Agreement, dated as of July 23, 2001, among Rental Car Finance Corp., Dollar Rent A Car Systems, Inc., Thrifty Rent-A-Car System, Inc., Chicago Deferred Exchange Corporation, VEXCO, LLC and The Chicago Trust Company (incorporated by reference to Exhibit 4.46 to Dollar Thrifty Automotive Group, Inc.'s Form 10-Q for the quarterly period ended September 30, 2001 (File No. 001-13647), as filed on November 13, 2001).
4.11.4
Amendment No. 1 to Second Amended and Restated Master Collateral Agency Agreement, dated as of June 2, 2009, among Dollar Thrifty Automotive Group, Inc., as Master Servicer, DTG Operations, Inc., as a grantor and as Servicer, Rental Car Finance Corp., as a grantor, as a Financing Source and as a Beneficiary, the financing sources and beneficiaries named therein and Deutsche Bank Trust Company Americas, as Master Collateral Agent (incorporated by reference to Exhibit 4.210 to Dollar Thrifty Automotive Group, Inc.'s Form 8-K (File No. 001-13647), as filed on June 8, 2009).
4.11.5
Amendment No. 1 to Master Exchange and Trust Agreement, dated as of April 23, 2010, among Rental Car Finance Corp., DTG Operations, Inc., Thrifty Rent-A-Car System, Inc., Chicago Deferred Exchange Company, LLC, VEXCO, LLC and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.224 to Dollar Thrifty Automotive Group, Inc.'s Form 10-Q for the quarterly period ended June 30, 2010 (File No. 001-13647), as filed on August 3, 2010).
4.11.6
Collateral Assignment of Exchange Agreement, dated as of October 28, 2010, among Rental Car Finance Corp., DTG Operations, Inc. and Deutsche Bank Trust Company Americas, as Master Collateral Agent (incorporated by reference to Exhibit 4.225 to Dollar Thrifty Automotive Group, Inc.'s Form 10-Q for the quarterly period ended September 30, 2010 (File No. 001-13647), as filed on November 2, 2010).

Exhibit Number	Description
4.11.7	Amended and Restated Master Motor Vehicle Lease and Servicing Agreement (Group VII), dated as of September 29, 2011, among Rental Car Finance Corp., as Lessor, DTG Operations, Inc., as Lessee and Servicer, those Permitted Lessees from time to time becoming Lessees and Servicers thereunder and Dollar Thrifty Automotive Group, Inc., as Guarantor and Master Servicer (incorporated by reference to Exhibit 4.243 to Dollar Thrifty Automotive Group, Inc.'s Form 8-K (File No. 001-13647), as filed on October 4, 2011).
4.11.8
Amendment No. 2 to Master Exchange and Trust Agreement, dated as of October 28, 2010, among Rental Car Finance Corp., DTG Operations, Inc., Thrifty Rent-A-Car System, Inc., DB Like-Kind Exchange Services Corp., VEXCO, LLC and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.229 to Dollar Thrifty Automotive Group, Inc.'s Form 10-Q for the quarterly period ended September 30, 2010 (File No. 001-13647), as filed on November 2, 2010).
4.11.9
Collateral Assignment of Exchange Agreement, dated as of July 28, 2011, among Rental Car Finance Corp., DTG Operations, Inc. and Deutsche Bank Trust Company Americas, as Master Collateral Agent (incorporated by reference to Exhibit 4.236 to Dollar Thrifty Automotive Group, Inc.'s Form 8-K (File No. 001-13647), as filed on August 3, 2011).
4.11.10
Master Motor Vehicle Lease and Servicing Agreement (Group VIII), dated as of July 28, 2011, among Rental Car Finance Corp., as Lessor, DTG Operations, Inc., as Lessee and Servicer, those Permitted Lessees from time to time becoming Lessees and Servicers thereunder and Dollar Thrifty Automotive Group, Inc., as Guarantor and Master Servicer (incorporated by reference to Exhibit 4.238 to Dollar Thrifty Automotive Group, Inc.'s Form 8-K (File No. 001-13647), as filed on August 3, 2011).
4.11.11
Amendment No. 2 to Second Amended and Restated Master Collateral Agency Agreement, dated as of July 18, 2011, among Dollar Thrifty Automotive Group, Inc., as Master Servicer, DTG Operations, Inc., as a grantor and as Servicer, Rental Car Finance Corp., as a grantor, and Deutsche Bank Trust Company Americas, as Master Collateral Agent (incorporated by reference to Exhibit 4.240 to Dollar Thrifty Automotive Group, Inc.'s Form 10-Q for the quarterly period ended June 30, 2011 (File No. 001-13647), as filed on August 8, 2011).
4.11.12
Amendment No. 1 to Amended and Restated Master Motor Vehicle Lease and Servicing Agreement (Group VII), dated as of May 18, 2012, among Rental Car Finance Corp., as Lessor, DTG Operations, Inc., as Lessee and Servicer, those Permitted Lessees from time to time becoming Lessees and Servicers thereunder and Dollar Thrifty Automotive Group, Inc., as Guarantor and Master Servicer (incorporated by reference to Exhibit 4.265 to Dollar Thrifty Automotive Group, Inc.'s Form 10-Q for the quarterly period ended June 30, 2012 (File No. 001-13647), as filed on August 2, 2012).
4.11.13
Amendment No. 1 to Master Motor Vehicle Lease and Servicing Agreement (Group VIII), dated as of May 18, 2012, among Rental Car Finance Corp., as Lessor, DTG Operations, Inc., as Lessee and Servicer, those Permitted Lessees from time to time becoming Lessees and Servicers thereunder and Dollar Thrifty Automotive Group, Inc., as Guarantor and Master Servicer (incorporated by reference to Exhibit 4.266 to Dollar Thrifty Automotive Group, Inc.'s Form 10-Q for the quarterly period ended June 30, 2012 (File No. 001-13647), as filed on August 2, 2012).

Exhibit Number	Description
4.11.14	Amendment No. 2 to Amended and Restated Master Motor Vehicle Lease and Servicing Agreement (Group VII), dated as of June 15, 2012, among Rental Car Finance Corp., as Lessor, DTG Operations, Inc., as Lessee and Servicer, those Permitted Lessees from time to time becoming Lessees and Servicers thereunder and Dollar Thrifty Automotive Group, Inc., as Guarantor and Master Servicer (incorporated by reference to Exhibit 4.267 to Dollar Thrifty Automotive Group, Inc.'s Form 10-Q for the quarterly period ended June 30, 2012 (File No. 001-13647), as filed on August 2, 2012).
4.11.15
Amendment No. 2 to Master Motor Vehicle Lease and Servicing Agreement (Group VIII), dated as of June 15, 2012, among Rental Car Finance Corp., as Lessor, DTG Operations, Inc., as Lessee and Servicer, those Permitted Lessees from time to time becoming Lessees and Servicers thereunder and Dollar Thrifty Automotive Group, Inc., as Guarantor and Master Servicer (incorporated by reference to Exhibit 4.268 to Dollar Thrifty Automotive Group, Inc.'s Form 10-Q for the quarterly period ended June 30, 2012 (File No. 001-13647), as filed on August 2, 2012).
4.12.1
Amended and Restated Note Purchase Agreement, dated as of September 29, 2011, among Rental Car Finance Corp., as Seller, Dollar Thrifty Automotive Group, Inc., as Master Servicer, the conduit purchasers, committed purchasers and managing agents identified as such on Schedule III thereto and such other conduit purchasers, committed purchasers and managing agents from time to time party thereto, and Deutsche Bank AG, New York Branch, as Administrative Agent (incorporated by reference to Exhibit 4.241 to Dollar Thrifty Automotive Group, Inc.'s Form 8-K (File No. 001-13647), as filed on October 4, 2011).
4.12.2
Amended and Restated Series 2010-3 Supplement, dated as of September 29, 2011, between Rental Car Finance Corp., as Issuer, and Deutsche Bank Trust Company Americas, as Trustee (incorporated by reference to Exhibit 4.242 to Dollar Thrifty Automotive Group, Inc.'s Form 8-K (File No. 001-13647), as filed on October 4, 2011).
4.12.3
Amendment No. 1 to Amended and Restated Series 2010-3 Supplement, dated as of February 16, 2012, between Rental Car Finance Corp., as Issuer, and Deutsche Bank Trust Company Americas, as Trustee (incorporated by reference to Exhibit 4.255 to Dollar Thrifty Automotive Group, Inc.'s Form 8-K (File No. 001-13647), as filed on February 21, 2012).
4.13.1
Note Purchase Agreement, dated July 21, 2011, among Rental Car Finance Corp., Dollar Thrifty Automotive Group, Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, RBS Securities Inc. and Scotia Capital (USA) Inc. (incorporated by reference to Exhibit 4.235 to Dollar Thrifty Automotive Group, Inc.'s Form 8-K (File No. 001-13647), as filed on July 26, 2011).
4.13.2
Series 2011-1 Supplement, dated as of July 28, 2011, between Rental Car Finance Corp., as Issuer, and Deutsche Bank Trust Company Americas, as Trustee (incorporated by reference to Exhibit 4.237 to Dollar Thrifty Automotive Group, Inc.'s Form 8-K (File No. 001-13647), as filed on August 3, 2011).
4.13.3
Amendment No. 1 to Series 2011-1 Supplement, dated as of February 16, 2012, between Rental Car Finance Corp., as Issuer, and Deutsche Bank Trust Company Americas, as Trustee (incorporated by reference to Exhibit 4.256 to Dollar Thrifty Automotive Group, Inc.'s Form 8-K (File No. 001-13647), as filed on February 21, 2012).

Exhibit Number	Description
4.13.4	Amendment No. 2 to Series 2011-1 Supplement, dated as of February 23, 2012, between Rental Car Finance Corp., as Issuer, and Deutsche Bank Trust Company Americas, as Trustee (incorporated by reference to Exhibit 4.258 to Dollar Thrifty Automotive Group, Inc.'s Annual Report on Form 10-K (File No. 001-13647), as filed on February 28, 2012).
4.14.1
Note Purchase Agreement, dated as of October 26, 2011 among Rental Car Finance Corp., as Seller, Dollar Thrifty Automotive Group, Inc., as Master Servicer, Wells Fargo Bank, N.A., as Initial Note Purchaser, and the note purchasers from time to time party thereto (incorporated by reference to Exhibit 4.245 to Dollar Thrifty Automotive Group, Inc.'s Form 8-K (File No. 001-13647), as filed on October 31, 2011).
4.14.2
Series 2011-2 Supplement, dated as of October 26, 2011, between Rental Car Finance Corp., as Issuer, and Deutsche Bank Trust Company Americas, as Trustee (incorporated by reference to Exhibit 4.246 to Dollar Thrifty Automotive Group, Inc.'s Form 8-K (File No. 001-13647), as filed on October 31, 2011).
4.14.3
Amendment No. 1 to Series 2011-2 Supplement, dated as of February 16, 2012, between Rental Car Finance Corp., as Issuer, and Deutsche Bank Trust Company Americas, as Trustee (incorporated by reference to Exhibit 4.257 to Dollar Thrifty Automotive Group, Inc.'s Form 8-K (File No. 001-13647), as filed on February 21, 2012).
4.14.4
Amendment No. 2 to Series 2011-2 Supplement, dated as of February 23, 2012, between Rental Car Finance Corp., as Issuer, and Deutsche Bank Trust Company Americas, as Trustee (incorporated by reference to Exhibit 4.259 to Dollar Thrifty Automotive Group, Inc.'s Annual Report on Form 10-K (File No. 001-13647), as filed on February 28, 2012).
4.15.1
Series 2012-1 Note Purchase Agreement, dated as of March 9, 2012, among TCL Funding Limited Partnership, Dollar Thrifty Automotive Group Canada Inc., BNY Trust Company of Canada, in its capacity as trustee of Ridge Trust, and Computershare Trust Company of Canada, in its capacity as trustee of King Street Funding Trust (incorporated by reference to Exhibit 4.260 to Dollar Thrifty Automotive Group, Inc.'s Form 8-K (File No. 001-13647), as filed on March 15, 2012).
4.15.2
Trust Indenture, dated as of March 9, 2012, among TCL Funding Limited Partnership, DTGC Car Rental Limited Partnership and BNY Trust Company of Canada, as Indenture Trustee (incorporated by reference to Exhibit 4.261 to Dollar Thrifty Automotive Group, Inc.'s Form 8-K (File No. 001-13647), as filed on March 15, 2012).
4.15.3
Series 2012-1 Indenture Supplement, dated as of March 9, 2012, among TCL Funding Limited Partnership, DTGC Car Rental Limited Partnership, and BNY Trust Company of Canada, as Indenture Trustee (incorporated by reference to Exhibit 4.262 to Dollar Thrifty Automotive Group, Inc.'s Form 8-K (File No. 001-13647), as filed on March 15, 2012).
4.15.4
Parent Guarantee, dated as of March 9, 2012, of Dollar Thrifty Automotive Group, Inc. in favor of BNY Trust Company of Canada, as Indenture Trustee (incorporated by reference to Exhibit 4.263 to Dollar Thrifty Automotive Group, Inc.'s Form 8-K (File No. 001-13647), as filed on March 15, 2012).
4.15.5
DTAG Canada Guarantee, dated as of March 9, 2012, of Dollar Thrifty Automotive Group Canada Inc. in favor of DTGC Car Rental Limited Partnership (incorporated by reference to Exhibit 4.264 to Dollar Thrifty Automotive Group, Inc.'s Form 8-K (File No. 001-13647), as filed on March 15, 2012).

Exhibit Number	Description
5.1	Opinion of Jenner & Block LLP.
5.2
Opinion of Jones Walker, LLP (Louisiana law) (Incorporated by reference to Exhibit 5.2 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-189620), as filed on June 26, 2013).
5.3
Opinion of Brownstein Hyatt Farber Schreck, LLP (Nevada law) (Incorporated by reference to Exhibit 5.3 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-189620), as filed on June 26, 2013).
5.4
Opinion of Michael E. Holdgrafer, Senior Corporate Counsel, Dollar Thrifty Automotive Group, Inc. (Oklahoma law) (Incorporated by reference to Exhibit 5.4 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-189620), as filed on June 26, 2013).
5.5	Opinion of Hilburn, Calhoon, Harper, Pruniski & Calhoun, Ltd. (Arkansas law).
10.1.1
Credit Agreement, dated as of March 11, 2011, among The Hertz Corporation, the several lenders from time to time parties thereto, Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent, Wells Fargo Bank, National Association, as Syndication Agent, Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Credit Agricole Corporate and Investment Bank and JPMorgan Chase Bank, N.A., as Co-Documentation Agents, and Deutsche Bank Securities Inc., Barclays Capital, Citigroup Global Markets Inc., Credit Agricole Corporate and Investment Bank, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Bookrunning Managers (referred to as the Senior Term Facility) (Incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on March 17, 2011).
10.1.2
Guarantee and Collateral Agreement, dated as of March 11, 2011, between Hertz Investors, Inc., The Hertz Corporation, certain of its subsidiaries and Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent, relating to the Senior Term Facility (Incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on March 17, 2011).
10.1.3
Incremental Commitment Amendment, dated as of October 9, 2012, to that certain Credit Agreement, dated as of March 11, 2011, among The Hertz Corporation, the several banks and financial institutions parties thereto that constitute Tranche B-1 Term Lenders, and Deutsche Bank AG New York Branch, as Administrative Agent (Incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on October 10, 2012).
10.1.4
Amendment No. 2, dated as of April 8, 2013, to that certain Credit Agreement, dated as of March 11, 2011, among The Hertz Corporation, the several banks and financial institutions parties thereto as Lenders, and Deutsche Bank AG New York Branch, as Administrative Agent (Incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on April 8, 2013).

Exhibit Number	Description
10.2.1	Credit Agreement, dated as of March 11, 2011, among Hertz Equipment Rental Corporation, The Hertz Corporation, the Canadian Borrowers parties thereto, the several lenders from time to time parties thereto, Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent, Deutsche Bank AG Canada Branch, as Canadian Agent and Canadian Collateral Agent, Wells Fargo Bank, National Association, as Co-Collateral Agent and Syndication Agent, and Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Credit Agricole Corporate and Investment Bank and JPMorgan Chase Bank, N.A., as Co-Documentation Agents (referred to as the Senior ABL Facility) (Incorporated by reference to Exhibit 99.3 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on March 17, 2011).
10.2.2
U.S. Guarantee and Collateral Agreement, dated as of March 11, 2011, between Hertz Investors, Inc., The Hertz Corporation and certain of its subsidiaries, and Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent, relating to the Senior ABL Facility (Incorporated by reference to Exhibit 99.4 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on March 17, 2011).
10.2.3
Canadian Guarantee and Collateral Agreement, dated as of March 11, 2011, among Matthews Equipment Limited, Western Shut-Down (1995) Limited, Hertz Canada Equipment Rental Partnership, 3222434 Nova Scotia Company and certain of their subsidiaries, and Deutsche Bank AG Canada Branch, as Canadian Agent and Canadian Collateral Agent, relating to the Senior ABL Facility (Incorporated by reference to Exhibit 99.5 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on March 17, 2011).
10.3
Credit Agreement, dated as of September 22, 2011, among The Hertz Corporation and Puerto Ricancars, Inc., as Borrowers, the several lenders from time to time parties thereto, Gelco Corporation d/b/a GE Fleet Services, as Administrative Agent, Domestic Collateral Agent and PRUSVI Collateral Agent, Bank of America, N.A., as Documentation Agent, and Bank of America, N.A. and GE Capital Markets, Inc., as Joint Lead Arrangers and Bookrunning Managers (Incorporated by reference to Exhibit 10.4 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on November 7, 2011).
10.4.1
Hertz Global Holdings, Inc. Stock Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of The Hertz Corporation (File No. 001-07541), as filed on March 31, 2006).†
10.4.2
First Amendment to the Hertz Global Holdings, Inc. Stock Incentive Plan (Incorporated by reference to Exhibit 10.1.1 to Amendment No. 4 to the Registration Statement on Form S-1 of Hertz Global Holdings, Inc. (File No. 333-135782), as filed on October 27, 2006).†
10.4.3
Form of Employee Stock Subscription Agreement under Stock Incentive Plan (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of The Hertz Corporation (File No. 001-07541), as filed on March 31, 2006).†
10.4.4
Form of Employee Stock Option Agreement under Stock Incentive Plan (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of The Hertz Corporation (File No. 001-07541), as filed on March 31, 2006).†
10.4.5
Form of Management Stock Option Agreement under the Stock Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on August 16, 2007).†

Exhibit Number	Description
10.5.1	Hertz Global Holdings, Inc. Director Stock Incentive Plan (Incorporated by reference to Exhibit 10.33 to Amendment No. 6 to the Registration Statement on Form S-1 of Hertz Global Holdings, Inc. (File No. 333-135782), as filed on November 8, 2006).†
10.5.2
Form of Director Stock Option Agreement under Director Stock Incentive Plan (Incorporated by reference to Exhibit 10.36 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on February 29, 2008).†
10.6.1
Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan (as amended and restated, effective as of March 4, 2010) (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on June 1, 2010).†
10.6.2
Form of Performance Stock Unit Agreement under the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on June 1, 2010).†
10.6.3
Form of Restricted Stock Unit Agreement under the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on June 1, 2010).†
10.6.4
Form of Employee Stock Option Agreement under the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on June 1, 2010).†
10.6.5
Form of Director Stock Option Agreement under the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on June 1, 2010).†
10.6.6
Form of Performance Stock Unit Agreement under the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan (form used for agreements entered into after January 1, 2011) (Incorporated by reference to Exhibit 10.6.6 to the Registration Statement on Form S-4 (File No. 333-173023) of The Hertz Corporation, as filed on March 23, 2011).†
10.6.7
Form of Special Performance Stock Unit Agreement under the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan approved for fiscal year 2011 grant to Mark P. Frissora (Incorporated by reference to Exhibit 10.6.7 to the Registration Statement on Form S-4 (File No. 333-173023) of The Hertz Corporation, as filed on March 23, 2011).†
10.6.8
Form of Price Vested Stock Unit Agreement under the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan (Incorporated by reference to Exhibit 10.7.8 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on August 3, 2012).†
10.6.9
Form of Non-Employee Director Restricted Stock Unit Agreement under the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan (Incorporated by reference to Exhibit 10.7.9 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on August 3, 2012).†

Exhibit Number	Description
10.6.10	Form of Director Designee Restricted Stock Unit Agreement under the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan (Incorporated by reference to Exhibit 10.7.10 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on August 3, 2012).†
10.6.11
Form of Performance Stock Unit Agreement under the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan (form used for EBITDA margin awards with 2-year vesting schedule) (Incorporated by reference to Exhibit 10.6.11 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on May 2, 2013).†
10.6.12
Form of Performance Stock Unit Agreement under the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan (form used for EBITDA margin awards with 3-year vesting schedule) (Incorporated by reference to Exhibit 10.6.12 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on May 2, 2013).†
10.7.1
The Hertz Corporation Supplemental Retirement and Savings Plan (Incorporated by reference to Exhibit 10.7 to Amendment No. 1 to the Registration Statement on Form S-1 of The Hertz Corporation (File No. 333-125764), as filed on August 30, 2005).†
10.7.2
Amendment of The Hertz Corporation Supplemental Retirement and Savings Plan (as amended and restated, effective as of December 31, 2008) (Incorporated by reference to Exhibit 10.7 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on March 3, 2009).†
10.8
The Hertz Corporation Supplemental Executive Retirement Plan (as amended and restated, effective December 31, 2008) (Incorporated by reference to Exhibit 10.9 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on March 3, 2009).†
10.9
The Hertz Corporation Benefit Equalization Plan (as amended and restated, effective December 31, 2008) (Incorporated by reference to Exhibit 10.10 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on March 3, 2009).†
10.10
Hertz Global Holdings, Inc. Senior Executive Bonus Plan (Incorporated by reference to 10.6 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on June 1, 2010).†
10.11.1
Hertz Global Holdings, Inc. Severance Plan for Senior Executives (Incorporated by reference to Exhibit 10.39 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on November 7, 2008).†
10.11.2
Amendment to the Hertz Global Holdings, Inc. Severance Plan for Senior Executives, effective as of November 14, 2012 (Incorporated by reference to Exhibit 10.11.2 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-186328), as filed on January 31, 2013).†
10.11.3
Amendment to the Hertz Global Holdings, Inc. Severance Plan for Senior Executives, effective as of February 11, 2013 (Incorporated by reference to Exhibit 10.11.3 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on May 2, 2013).†

Exhibit Number	Description
10.12.1	Form of Change in Control Severance Agreement among Hertz Global Holdings, Inc. and executive officers (Incorporated by reference to Exhibit 10.40 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on November 7, 2008).†
10.12.2
Form of Change in Control Severance Agreement among Hertz Global Holdings, Inc. and executive officers (form used for agreements entered into after March 3, 2010) (Incorporated by reference to 10.7 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on June 1, 2010).†
10.12.3
Letter Agreement regarding revised Change in Control Severance Agreement from The Hertz Corporation to Michel Taride dated as of February 1, 2008 (Incorporated by reference to Exhibit 10.13.3 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on February 27, 2012).†
10.12.4
Form of Amendment to Change in Control Severance Agreement for Executive Officers and Certain New Key Employees between Hertz Global Holdings, Inc. and executive officers (Incorporated by reference to Exhibit 10.12.4 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-186328), as filed on January 31, 2013).†
10.13
The Hertz Corporation Key Officer Postretirement Assigned Car Benefit Plan (Incorporated by reference to Exhibit 10.11 to Amendment No. 1 to the Registration Statement on Form S-1 of The Hertz Corporation (File No. 333-125764), as filed on August 30, 2005).†
10.14
The Hertz Corporation Account Balance Defined Benefit Pension Plan (Incorporated by reference to Exhibit 10.12 to Amendment No. 1 to the Registration Statement on Form S-1 of The Hertz Corporation (File No. 333-125764), as filed on August 30, 2005).†
10.15	Form of Special Award Agreement (Incorporated by reference to Exhibit 10.15 to the Registration Statement on Form S-4 (File No. 333-173023) of The Hertz Corporation, as filed on March 23, 2011).†
10.16
The Hertz Corporation (UK) 1972 Pension Plan (Incorporated by reference to Exhibit 10.13 to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-125764), as filed on August 30, 2005).†
10.17
The Hertz Corporation (UK) Supplementary Unapproved Pension Scheme (Incorporated by reference to Exhibit 10.14 to Amendment No. 1 to the Registration Statement on Form S-1 of The Hertz Corporation (File No. 333-125764), as filed on August 30, 2005).†
10.18
Non-Compete Agreement, dated April 10, 2000, between Hertz Europe Limited and Michel Taride (Incorporated by reference to Exhibit 10.6 to Amendment No. 1 to the Registration Statement on Form S-1 of The Hertz Corporation (File No. 333-125764), as filed on August 30, 2005).†
10.19
Amended and Restated Employment Agreement, dated as of December 31, 2008, between Hertz Global Holdings, Inc. and Mark P. Frissora (Incorporated by reference to Exhibit 10.28 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on March 3, 2009).†
10.20.1
Form of Director Indemnification Agreement (Incorporated by reference to Exhibit 10.29 to Amendment No. 3 to the Registration Statement on Form S-1 of Hertz Global Holdings, Inc. (File No. 333-135782), as filed on October 23, 2006).

Exhibit Number	Description
10.20.2	Amendment No. 1 to Form of Director Indemnification Agreement (Incorporated by reference to Exhibit 10.29.1 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on March 3, 2009).
10.20.3
Form of Director Indemnification Agreement (form used for agreements entered into after April 2009) (Incorporated by reference to Exhibit 10.51 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on August 6, 2010).
10.21
Amended and Restated Indemnification Agreement, dated as of December 21, 2005, between The Hertz Corporation, Hertz Vehicles LLC, Hertz Funding Corp., Hertz General Interest LLC, and Hertz Vehicle Financing LLC (Incorporated by reference to Exhibit 10.18 to the Current Report on Form 8-K of The Hertz Corporation (File No. 001-07541), as filed on March 31, 2006).
10.22
Living accommodation and optional purchase agreement, dated as of July 7, 2011, between Michel Taride and Hertz Europe Ltd. (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on July 8, 2011).
12.1
Computation of Consolidated Ratio of Earnings to Fixed Charges (Unaudited) for the three months ended March 31, 2013 and the years ended December 31, 2012, 2011, 2010, 2009, and 2008 (Incorporated by reference to Exhibit 12.1 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-189620), as filed on June 26, 2013).
15.1
Awareness letter of Pricewaterhouse Coopers LLP (Incorporated by reference to Exhibit 15.1 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-189620), as filed on June 26, 2013).
15.2	Awareness letter of Ernst & Young LLP (Incorporated by reference to Exhibit 15.2 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-189620), as filed on June 26, 2013).
21.1	Subsidiaries of The Hertz Corporation (Incorporated by reference to Exhibit 21.1 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-189620), as filed on June 26, 2013).
23.1	Consent of PricewaterhouseCoopers LLP (Incorporated by reference to Exhibit 23.1 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-189620), as filed on June 26, 2013).
23.2	Consent of Ernst & Young LLP (Incorporated by reference to Exhibit 23.2 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-189620), as filed on June 26, 2013).
23.3	Consent of Deloitte & Touche LLP (Incorporated by reference to Exhibit 23.3 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-189620), as filed on June 26, 2013).
23.4	Consent of Jenner & Block LLP (included in Exhibit 5.1).
23.5	Consent of Jones Walker, LLP (included in Exhibit 5.2).
23.6	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.3).
23.7	Consent of Michael E. Holdgrafer (included in Exhibit 5.4).

Exhibit Number	Description
23.8	Consent of Hilburn, Calhoon, Harper, Pruniski & Calhoun, Ltd. (included in Exhibit 5.5).
24.1	Powers of Attorney (included on the signature pages of the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-189620), as filed on June 26, 2013).
25.1
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association, as trustee under the Indenture, dated as of October 16, 2012, among The Hertz Corporation, as Issuer, the Subsidiary Guarantors from time to time parties thereto and Wells Fargo Bank, National Association, as Trustee, relating to the 4.250% Senior Notes due 2018 (Incorporated by reference to Exhibit 25.1 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-189620), as filed on June 26, 2013).
99.1	Form of Letter of Transmittal (Incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-189620), as filed on June 26, 2013).
99.2
Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees (Incorporated by reference to Exhibit 99.2 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-189620), as filed on June 26, 2013).
99.3
Form of Instructions to Registered Holder from Beneficial Owner (Incorporated by reference to Exhibit 99.3 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-189620), as filed on June 26, 2013).
99.4	Form of Notice of Guaranteed Delivery (Incorporated by reference to Exhibit 99.4 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-189620), as filed on June 26, 2013).
101.INS	XBRL Instance Document*
101.SCH	XBRL Taxonomy Extension Schema Document*
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document*
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document*
101.LAB	XBRL Taxonomy Extension Label Linkbase Document*
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document*

†
Indicates management compensation plan.

*
Pursuant to Rule 406T of Regulation S-T, the Interactive Data Files on Exhibit 101 hereto are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, are deemed not filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and otherwise are not subject to liability under those sections.

        As of June 30, 2013, we had various additional obligations which could be considered long-term debt, none of which exceeded 10% of our total assets on a consolidated basis. We agree to furnish to the SEC upon request a copy of any such instrument defining the rights of the holders of such long-term debt.

        Schedules and exhibits not included above have been omitted because the information required has been included in the financial statements or notes thereto or are not applicable or not required.

        (b)   Financial schedules are omitted because they are not applicable or not required, or because the information is included herein in our financial statements and/or the notes related thereto.

        (c)   Not applicable.

ITEM 22.    UNDERTAKINGS

        (a)   Each of the undersigned registrants hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (6)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (b)   Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (c)   Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, The Hertz Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Park Ridge in the State of New Jersey, on August 27, 2013.

THE HERTZ CORPORATION (Registrant)
By:	/s/ ELYSE DOUGLAS
	Name:	Elyse Douglas
	Title:	Senior Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on August 27, 2013 by the following persons in the capacities indicated:

Signature	Title

* George W. Tamke	Lead Director
* Mark P. Frissora	Director and Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)
/s/ ELYSE DOUGLAS Elyse Douglas	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)
* Jatindar Kapur	Senior Vice President, Finance and Corporate Controller (Principal Accounting Officer)
* Barry H. Beracha	Director
* Carl T. Berquist	Director
* Michael J. Durham	Director

Signature		Title

* Michael F. Koehler		Director
* Carolyn Everson		Director
* Debra J. Kelly-Ennis		Director
* Linda Fayne Levinson		Director
* Henry C. Wolf		Director
*By:	/s/ ELYSE DOUGLAS Elyse Douglas Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Hertz Car Sales LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Park Ridge in the State of New Jersey, on August 27, 2013.

HERTZ CAR SALES LLC (Registrant)
By:	/s/ R. SCOTT MASSENGILL
	Name:	R. Scott Massengill
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on August 27, 2013 by the following persons in the capacities indicated:

Signature		Title

The Hertz Corporation		Sole Member
By:	* Mark P. Frissora	Director and Chairman of the Board of Directors and Chief Executive Officer of the Sole Member
* Jeffrey Adams		President (Principal Executive Officer)
/s/ R. SCOTT MASSENGILL R. Scott Massengill		Treasurer (Principal Financial and Accounting Officer)
*By:	/s/ ELYSE DOUGLAS Elyse Douglas Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Hertz Claim Management Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Park Ridge in the State of New Jersey, on August 27, 2013.

HERTZ CLAIM MANAGEMENT CORPORATION (Registrant)
By:	/s/ ELYSE DOUGLAS
	Name:	Elyse Douglas
	Title:	President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on August 27, 2013 by the following persons in the capacities indicated:

Signature		Title

/s/ ELYSE DOUGLAS Elyse Douglas		Director and Chairman of the Board and President (Principal Executive and Financial Officer)
* Jatindar Kapur		Director
* Richard P. McEvily		Director
* Raymond Batistoni		Controller (Principal Accounting Officer)
*By:	/s/ ELYSE DOUGLAS Elyse Douglas Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, HCM Marketing Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Park Ridge in the State of New Jersey, on August 27, 2013.

HCM MARKETING CORPORATION (Registrant)
By:	/s/ R. SCOTT MASSENGILL
	Name:	R. Scott Massengill
	Title:	President and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on August 27, 2013 by the following persons in the capacities indicated:

Signature		Title

/s/ R. SCOTT MASSENGILL R. Scott Massengill		Director and President and Treasurer (Principal Executive, Financial and Accounting Officer)
/s/ ELYSE DOUGLAS Elyse Douglas		Director
* Richard P. McEvily		Director
*By:	/s/ ELYSE DOUGLAS Elyse Douglas Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Hertz Equipment Rental Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Park Ridge in the State of New Jersey, on August 27, 2013.

HERTZ EQUIPMENT RENTAL CORPORATION (Registrant)
By:	/s/ ELYSE DOUGLAS
	Name:	Elyse Douglas
	Title:	Vice President, Finance

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on August 27, 2013 by the following persons in the capacities indicated:

Signature		Title

* Kyle Scott		Controller (Principal Accounting Officer)
* Mark P. Frissora		Director and Chairman of the Board (Principal Executive Officer)
/s/ ELYSE DOUGLAS Elyse Douglas		Director and Vice President, Finance (Principal Financial Officer)
* Lois Boyd		Director and President (Principal Executive Officer)
*By:	/s/ ELYSE DOUGLAS Elyse Douglas Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Hertz Local Edition Corp. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Park Ridge in the State of New Jersey, on August 27, 2013.

HERTZ LOCAL EDITION CORP. (Registrant)
By:	/s/ ELYSE DOUGLAS
	Name:	Elyse Douglas
	Title:	Vice President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on August 27, 2013 by the following persons in the capacities indicated:

Signature		Title

* Jatindar Kapur		Controller (Principal Accounting Officer)
* Mark P. Frissora		Director and Chairman of the Board (Principal Executive Officer)
/s/ ELYSE DOUGLAS Elyse Douglas		Director and Vice President (Principal Financial Officer)
* Scott P. Sider		Director and President (Principal Executive Officer)
*By:	/s/ ELYSE DOUGLAS Elyse Douglas Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Hertz Local Edition Transporting, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Park Ridge in the State of New Jersey, on August 27, 2013.

HERTZ LOCAL EDITION TRANSPORTING, INC. (Registrant)
By:	/s/ ELYSE DOUGLAS
	Name:	Elyse Douglas
	Title:	Vice President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on August 27, 2013 by the following persons in the capacities indicated:

Signature		Title

* Jatindar Kapur		Controller (Principal Accounting Officer)
* LeighAnne G. Baker		Director
/s/ ELYSE DOUGLAS Elyse Douglas		Director and Vice President (Principal Financial Officer)
* Scott P. Sider		Director and President (Principal Executive Officer)
*By:	/s/ ELYSE DOUGLAS Elyse Douglas Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Hertz Global Services Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Park Ridge in the State of New Jersey, on August 27, 2013.

HERTZ GLOBAL SERVICES CORPORATION (Registrant)
By:	/s/ ELYSE DOUGLAS
	Name:	Elyse Douglas
	Title:	Vice President, Finance

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on August 27, 2013 by the following persons in the capacities indicated:

Signature		Title

* Jatindar Kapur		Controller (Principal Accounting Officer)
* Mark P. Frissora		Director and President (Principal Executive Officer)
/s/ ELYSE DOUGLAS Elyse Douglas		Director and Vice President, Finance (Principal Financial Officer)
* Robert J. Stuart		Director
*By:	/s/ ELYSE DOUGLAS Elyse Douglas Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Hertz System, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Park Ridge in the State of New Jersey, on August 27, 2013.

HERTZ SYSTEM, INC. (Registrant)
By:	/s/ ELYSE DOUGLAS
	Name:	Elyse Douglas
	Title:	Vice President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on August 27, 2013 by the following persons in the capacities indicated:

Signature		Title

* Jatindar Kapur		Controller (Principal Accounting Officer)
* Mark P. Frissora		Director and Chairman of the Board and President (Principal Executive Officer)
/s/ ELYSE DOUGLAS Elyse Douglas		Director and Vice President (Principal Financial Officer)
* Scott P. Sider		Director
*By:	/s/ ELYSE DOUGLAS Elyse Douglas Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Hertz Technologies, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Park Ridge in the State of New Jersey, on August 27, 2013.

HERTZ TECHNOLOGIES, INC. (Registrant)
By:	/s/ ELYSE DOUGLAS
	Name:	Elyse Douglas
	Title:	Vice President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on August 27, 2013 by the following persons in the capacities indicated:

Signature		Title

* Mark P. Frissora		Chairman of the Board (Principal Executive Officer)
* Rob D. Moore		Director
* Joseph F. Eckroth		Director and President (Principal Executive Officer)
/s/ ELYSE DOUGLAS Elyse Douglas		Director and Vice President (Principal Financial and Accounting Officer)
*By:	/s/ ELYSE DOUGLAS Elyse Douglas Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Hertz Transporting, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Park Ridge in the State of New Jersey, on August 27, 2013.

HERTZ TRANSPORTING, INC. (Registrant)
By:	/s/ ELYSE DOUGLAS
	Name:	Elyse Douglas
	Title:	Vice President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on August 27, 2013 by the following persons in the capacities indicated:

Signature		Title

* LeighAnne G. Baker		Director
/s/ ELYSE DOUGLAS Elyse Douglas		Director and Vice President (Principal Financial and Accounting Officer)
* Scott P. Sider		Director and President (Principal Executive Officer)
*By:	/s/ ELYSE DOUGLAS Elyse Douglas Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Smartz Vehicle Rental Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Park Ridge in the State of New Jersey, on August 27, 2013.

SMARTZ VEHICLE RENTAL CORPORATION (Registrant)
By:	/s/ ELYSE DOUGLAS
	Name:	Elyse Douglas
	Title:	Vice President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on August 27, 2013 by the following persons in the capacities indicated:

Signature		Title

* Mark P. Frissora		Director and President (Principal Executive Officer)
/s/ ELYSE DOUGLAS Elyse Douglas		Director and Vice President (Principal Financial and Accounting Officer)
* Scott P. Sider		Director
*By:	/s/ ELYSE DOUGLAS Elyse Douglas Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Hertz Entertainment Services Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Park Ridge in the State of New Jersey, on August 27, 2013.

HERTZ ENTERTAINMENT SERVICES CORPORATION (Registrant)
By:	/s/ ELYSE DOUGLAS
	Name:	Elyse Douglas
	Title:	Vice President, Finance

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on August 27, 2013 by the following persons in the capacities indicated:

Signature		Title

* Kyle Scott		Controller (Principal Accounting Officer)
* Mark P. Frissora		Director
/s/ ELYSE DOUGLAS Elyse Douglas		Director and Vice President, Finance (Principal Financial Officer)
* Lois Boyd		Director and President (Principal Executive Officer)
*By:	/s/ ELYSE DOUGLAS Elyse Douglas Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Donlen Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Park Ridge in the State of New Jersey, on August 27, 2013.

DONLEN CORPORATION (Registrant)
By:	/s/ R. SCOTT MASSENGILL
	Name:	R. Scott Massengill
	Title:	Vice President and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on August 27, 2013 by the following persons in the capacities indicated:

Signature		Title

* Thomas Callahan		Director and President (Principal Executive Officer)
* Scott P. Sider		Director
* Eric Hiller		Chief Financial Officer and Senior Vice President (Principal Financial and Accounting Officer)
*By:	/s/ ELYSE DOUGLAS Elyse Douglas Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Cinelease Holdings, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Park Ridge in the State of New Jersey, on August 27, 2013.

CINELEASE HOLDINGS, INC. (Registrant)
By:	/s/ ELYSE DOUGLAS
	Name:	Elyse Douglas
	Title:	Vice President, Finance

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on August 27, 2013 by the following persons in the capacities indicated:

Signature	Title

* Mark P. Frissora	Director
/s/ ELYSE DOUGLAS Elyse Douglas	Director and Vice President, Finance (Principal Financial Officer)
* Lois Boyd	Director and President (Principal Executive Officer)
* Kyle Scott	Controller (Principal Accounting Officer)

*By:	/s/ ELYSE DOUGLAS Elyse Douglas Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Cinelease, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Park Ridge in the State of New Jersey, on August 27, 2013.

CINELEASE, INC. (Registrant)
By:	/s/ ELYSE DOUGLAS
	Name:	Elyse Douglas
	Title:	Vice President, Finance

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on August 27, 2013 by the following persons in the capacities indicated:

Signature		Title

* Mark P. Frissora		Director
/s/ ELYSE DOUGLAS Elyse Douglas		Director and Vice President, Finance (Principal Financial Officer)
* Lois Boyd		Director and President (Principal Executive Officer)
* Kyle Scott		Controller (Principal Accounting Officer)
*By:	/s/ ELYSE DOUGLAS Elyse Douglas Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Cinelease, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Park Ridge in the State of New Jersey, on August 27, 2013.

CINELEASE, LLC (Registrant)
By:	/s/ ELYSE DOUGLAS
	Name:	Elyse Douglas
	Title:	Vice President, Finance

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on August 27, 2013 by the following persons in the capacities indicated:

Signature		Title

Cinelease, Inc.		Sole Member
By:	* Lois Boyd	President of the Sole Member
* Lois Boyd		President (Principal Executive Officer)
/s/ ELYSE DOUGLAS Elyse Douglas		Vice President, Finance (Principal Financial Officer)
* Kyle Scott		Controller (Principal Accounting Officer)
*By:	/s/ ELYSE DOUGLAS Elyse Douglas Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Dollar Thrifty Automotive Group, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Park Ridge in the State of New Jersey, on August 27, 2013.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. (Registrant)
By:	/s/ ELYSE DOUGLAS
	Name:	Elyse Douglas
	Title:	Senior Executive Vice President, Chief Financial Officer and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on August 27, 2013 by the following persons in the capacities indicated:

Signature		Title

* Mark P. Frissora		Director and President and Chief Executive Officer (Principal Executive Officer)
/s/ ELYSE DOUGLAS Elyse Douglas		Director and Senior Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)
* Kimberly D. Paul		Vice President and Chief Accounting Officer (Principal Accounting Officer)
*By:	/s/ ELYSE DOUGLAS Elyse Douglas Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Thrifty Insurance Agency, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Park Ridge in the State of New Jersey, on August 27, 2013.

THRIFTY INSURANCE AGENCY, INC. (Registrant)
By:	/s/ ELYSE DOUGLAS
	Name:	Elyse Douglas
	Title:	President, Chief Financial Officer and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on August 27, 2013 by the following persons in the capacities indicated:

Signature		Title

/s/ ELYSE DOUGLAS Elyse Douglas		Director and President, Chief Financial Officer and Treasurer (Principal Executive and Financial Officer)
* J. Jeffrey Zimmerman		Director
* Kimberly D. Paul		Vice President and Secretary (Principal Accounting Officer)
*By:	/s/ ELYSE DOUGLAS Elyse Douglas Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, DTG Operations, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Park Ridge in the State of New Jersey, on August 27, 2013.

DTG OPERATIONS, INC. (Registrant)
By:	/s/ ELYSE DOUGLAS
	Name:	Elyse Douglas
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on August 27, 2013 by the following persons in the capacities indicated:

Signature		Title

/s/ ELYSE DOUGLAS Elyse Douglas		Director and Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)
* J. Jeffrey Zimmerman		Director
* Scott P. Sider		President (Principal Executive Officer)
* Kimberly D. Paul		Vice President (Principal Accounting Officer)
*By:	/s/ ELYSE DOUGLAS Elyse Douglas Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Dollar Rent A Car, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Park Ridge in the State of New Jersey, on August 27, 2013.

DOLLAR RENT A CAR, INC. (Registrant)
By:	/s/ ELYSE DOUGLAS
	Name:	Elyse Douglas
	Title:	President, Chief Financial Officer and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on August 27, 2013 by the following persons in the capacities indicated:

Signature		Title

/s/ ELYSE DOUGLAS Elyse Douglas		Director and President, Chief Financial Officer and Treasurer (Principal Executive and Financial Officer)
* J. Jeffrey Zimmerman		Director
* Kimberly D. Paul		Vice President (Principal Accounting Officer)
*By:	/s/ ELYSE DOUGLAS Elyse Douglas Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Thrifty, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Park Ridge in the State of New Jersey, on August 27, 2013.

THRIFTY, INC. (Registrant)
By:	/s/ ELYSE DOUGLAS
	Name:	Elyse Douglas
	Title:	President, Chief Financial Officer and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on August 27, 2013 by the following persons in the capacities indicated:

Signature		Title

/s/ ELYSE DOUGLAS Elyse Douglas		Director and President, Chief Financial Officer and Treasurer (Principal Executive and Financial Officer)
* J. Jeffrey Zimmerman		Director
* Kimberly D. Paul		Vice President (Principal Accounting Officer)
*By:	/s/ ELYSE DOUGLAS Elyse Douglas Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, DTG Supply, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Park Ridge in the State of New Jersey, on August 27, 2013.

DTG SUPPLY, INC. (Registrant)
By:	/s/ ELYSE DOUGLAS
	Name:	Elyse Douglas
	Title:	President, Chief Financial Officer and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on August 27, 2013 by the following persons in the capacities indicated:

Signature		Title

/s/ ELYSE DOUGLAS Elyse Douglas		Director and President, Chief Financial Officer and Treasurer (Principal Executive and Financial Officer)
* J. Jeffrey Zimmerman		Director
* Kimberly D. Paul		Vice President and Secretary (Principal Accounting Officer)
*By:	/s/ ELYSE DOUGLAS Elyse Douglas Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Thrifty Car Sales, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Park Ridge in the State of New Jersey, on August 27, 2013.

THRIFTY CAR SALES, INC. (Registrant)
By:	/s/ ELYSE DOUGLAS
	Name:	Elyse Douglas
	Title:	President, Chief Financial Officer and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on August 27, 2013 by the following persons in the capacities indicated:

Signature		Title

/s/ ELYSE DOUGLAS Elyse Douglas		Director and President, Chief Financial Officer and Treasurer (Principal Executive and Financial Officer)
* J. Jeffrey Zimmerman		Director
* Kimberly D. Paul		Vice President and Assistant Secretary (Principal Accounting Officer)
*By:	/s/ ELYSE DOUGLAS Elyse Douglas Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Thrifty Rent-A-Car System, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Park Ridge in the State of New Jersey, on August 27, 2013.

THRIFTY RENT-A-CAR SYSTEM, INC. (Registrant)
By:	/s/ ELYSE DOUGLAS
	Name:	Elyse Douglas
	Title:	President, Chief Financial Officer and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on August 27, 2013 by the following persons in the capacities indicated:

Signature		Title

/s/ ELYSE DOUGLAS Elyse Douglas		Director and President, Chief Financial Officer and Treasurer (Principal Executive and Financial Officer)
* J. Jeffrey Zimmerman		Director
* Kimberly D. Paul		Vice President and Assistant Secretary (Principal Accounting Officer)
*By:	/s/ ELYSE DOUGLAS Elyse Douglas Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, TRAC Asia Pacific, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Park Ridge in the State of New Jersey, on August 27, 2013.

TRAC ASIA PACIFIC, INC. (Registrant)
By:	/s/ ELYSE DOUGLAS
	Name:	Elyse Douglas
	Title:	President, Chief Financial Officer and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on August 27, 2013 by the following persons in the capacities indicated:

Signature		Title

/s/ ELYSE DOUGLAS Elyse Douglas		Director and President, Chief Financial Officer and Treasurer (Principal Executive, Financial and Accounting Officer)
* J. Jeffrey Zimmerman		Director
*By:	/s/ ELYSE DOUGLAS Elyse Douglas Attorney-in-Fact

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TABLE OF GUARANTOR REGISTRANTS
EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS
  ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
  ITEM 22. UNDERTAKINGS
SIGNATURES